Filed pursuant to Rule 424(b)(5)
Registration No.: 333-277323
333-277323-02

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 13, 2025)

Pfizer Netherlands International Finance B.V.

(incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, with its official seat (statutaire zetel) in Rotterdam, the Netherlands)

Guaranteed on a senior unsecured basis by Pfizer Inc.

€750,000,000 2.875% NOTES DUE 2029

€1,000,000,000 3.250% NOTES DUE 2032

€750,000,000 3.875% NOTES DUE 2037

€800,000,000 4.250% NOTES DUE 2045

The 2029 notes (the “2029 notes”) will mature on May 19, 2029, the 2032 notes (the “2032 notes”) will mature on May 19, 2032, the 2037 notes (the “2037 notes”) will mature on May 19, 2037 and the 2045 notes (the “2045 notes”) will mature on May 19, 2045. The 2029 notes, the 2032 notes, the 2037 notes and the 2045 notes are referred to collectively as the “notes.” The notes will be Pfizer Netherlands International Finance B.V.’s (the “Issuer”) unsecured and unsubordinated debt obligations, will not have the benefit of any sinking fund and will be fully and unconditionally guaranteed (the “note guarantee”), on a senior unsecured basis by Pfizer Inc., the Issuer’s parent company (the “Parent”). The notes and the note guarantee will rank equally in right of payment with all of the Issuer’s and the Parent’s other unsubordinated indebtedness, respectively, from time to time outstanding. Interest on the notes for each series will be payable annually in arrears on May 19 of each year, beginning on May 19, 2026. The notes are redeemable in whole, or in part, at the Issuer’s option at the redemption prices set forth in this prospectus supplement. In addition, the Issuer may redeem the notes in whole, but not in part, at any time in the event of certain developments affecting taxation. See “Description of Notes—Optional Redemption; Redemption for Tax Reasons; No Sinking Fund.” The indenture (as defined herein) and the notes will be governed by the laws of the State of New York.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and beginning on page 15 of the Parent’s Annual Report on Form 10-K for the year ended December 31, 2024 as well as the risk factors contained in other documents the Parent files with the U.S. Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Public Offering Price(1)	Underwriting Discount	Offering Proceeds to the Issuer, Before Expenses(1)
Per 2029 Note	99.903%	0.300%	99.603%
2029 Notes Total	€749,272,500	€2,250,000	€747,022,500
Per 2032 Note	99.263%	0.400%	98.863%
2032 Notes Total	€992,630,000	€4,000,000	€988,630,000
Per 2037 Note	99.858%	0.450%	99.408%
2037 Notes Total	€748,935,000	€3,375,000	€745,560,000
Per 2045 Note	99.470%	0.625%	98.845%
2045 Notes Total	€795,760,000	€5,000,000	€790,760,000

(1)	Plus accrued interest from May 19, 2025, if settlement occurs after that date.

Currently there is no public market for the notes. We intend to apply to list the notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to monitor such listing and we may delist the notes at any time. We do not otherwise intend to list the notes on any securities exchange or to seek approval for quotation through any automated quotation system.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes through the facilities of Clearstream Banking, société anonyme, Luxembourg (“Clearstream”) and Euroclear Bank SA/NV (the “Euroclear Operator”), or its successor, as operator of the Euroclear System (“Euroclear”), against payment therefor on or about May 19, 2025.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Barclays	BNP PARIBAS

Deutsche Bank	HSBC	Mizuho

Morgan Stanley	RBC Capital Markets

Co-Managers

Academy Securities	Ramirez & Co., Inc.	Siebert Williams Shank	Stern

May 14, 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale of notes made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you in connection with this offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should

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assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, contains a description of the Issuer’s debt securities and the note guarantee of the Parent and gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, the Issuer or the Parent may offer and sell securities in one or more offerings.

References in this prospectus supplement to “Pfizer,” the “Company,” “we,” “us” and “our” are to Pfizer Inc. and its consolidated subsidiaries, including the Issuer, unless otherwise stated or the context so requires. References to the “Parent” in this prospectus supplement are to Pfizer Inc., excluding its consolidated subsidiaries. References to the “Issuer” in this prospectus supplement are to Pfizer Netherlands International Finance B.V.

Solely for convenience, the trademarks referred to in this prospectus supplement are without the “®” and “TM” symbols, but such references are not intended to indicate, in any way, that the applicable owner will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensors to these trademarks. All trademarks mentioned are the property of their owners.

References herein to “$,” “U.S. $,” “dollar,” “dollars,” U.S. dollar” and “U.S. dollars” are to the lawful currency of the United States of America and references to “€,” “euro” and “euros” are to the lawful currency of the member states of the European Monetary Union that have adopted the euro as their currency. The financial information presented or incorporated by reference in this prospectus supplement and accompanying prospectus have been prepared, unless otherwise noted, in accordance with generally accepted accounting principles in the United States.

Stabilization

IN CONNECTION WITH THIS OFFER OF NOTES, GOLDMAN SACHS & CO. LLC, AS STABILIZING MANAGER (OR ANY OTHER PERSON ACTING ON ITS BEHALF), MAY OVER-ALLOT NOTES OF ANY SERIES OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME AND WILL BE CARRIED OUT IN COMPLIANCE WITH ALL APPLICABLE LAWS AND RULES. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE ISSUE DATE OF THE NOTES AND NO LATER THAN 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES OF SUCH SERIES.

Notice To Prospective Investors in The European Economic Area

Important — Prohibition of Sales to EEA Retail Investors. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or

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more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”), and the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offfered so as to enable an investor to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purpose of the Prospectus Regulation.

MIFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice To Prospective Investors in The United Kingdom

Important — Prohibition of Sales to UK Retail Investors. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” In the UK, the notes are only available to, and

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any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the UK.

UK MIFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

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ENFORCEMENT OF CIVIL LIABILITIES AND SERVICE OF PROCESS

The indenture and the notes will be governed by New York law. The Issuer is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, with its official seat (statutaire zetel) in Rotterdam, the Netherlands, and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of the notes and any other debt securities it may issue in the future that are fully and unconditionally guaranteed by the Parent. In addition, all of the Issuer’s directors, and all or a substantial portion of the assets of the Issuer, are, or will be located, outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Issuer or to enforce against the Issuer in United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. The Issuer has, however, agreed to appoint the Parent to be its authorized agent for service of process with respect to actions based on offers and sales of debt securities made in the United States and other violations of United States securities laws.

If a judgment is obtained in a court in the United States against the Issuer or its directors, investors will need to enforce such judgment in jurisdictions where the Issuer (if any) or the relevant director has assets. It could be difficult or impossible for investors to bring an action against the Issuer or against these individuals outside of the United States in the event that investors believe that their rights have been infringed under the applicable securities laws or otherwise. Even if investors are successful in bringing an action of this kind, the laws outside of the United States could render investors unable to enforce a judgment against the Issuer’s assets (if any) or the assets of its directors. While the enforceability of United States court judgments outside the United States is described below for the Netherlands, you should consult with your own advisors as needed to enforce a judgment in the Netherlands or elsewhere outside the United States.

There is no treaty regarding the reciprocal recognition and enforcement of judicial decisions (other than arbitration awards) in civil and commercial matters between the United States and the Netherlands. With respect to choice of court agreements in civil or commercial matters, the Hague Convention on Choice of Court Agreements has entered into force for the Netherlands but not for the United States. Furthermore, the Hague Convention on Choice of Court Agreements does not apply to one-sided exclusive jurisdiction clauses. Therefore, an executable judgment rendered by any competent federal or state court in the United States, would not be automatically recognized or enforceable in the Netherlands unless the underlying claim is re-litigated before a Dutch court of competent jurisdiction. However, a final judgment obtained in a competent federal or state court in the United States, and not rendered by default, which is not subject to appeal or other means of contestation and is enforceable in the United States with respect to the payment of obligations of a Dutch company (such as the Issuer) under documents expressed to be subject to the laws of the State of New York would generally be upheld and be regarded by a Dutch court as conclusive evidence when asked to render a judgment in accordance with the judgment rendered by a competent federal or state court in the United States, without substantive re-examination or re-litigation of the merits of the subject matter thereof, if (i) that judgment has been rendered by a court of competent jurisdiction, in accordance with the principles of due justice, its contents and enforcement do not conflict with Dutch public policy (openbare orde) and it has not been rendered in proceedings of a criminal law or revenue or other public law nature, (ii) the jurisdiction of the competent court has been based on grounds that are internationally acceptable, (iii) the judgment was rendered in legal proceedings that comply with the standards of the proper administration of justice that includes sufficient safeguards (behoorlijke rechtspleging) and (iv) the judgment is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject matter and is based on the same cause, provided that the previous decision qualifies for acknowledgement in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. If a Dutch court upholds and regards as conclusive evidence the final judgment of the United States court, the Dutch court will generally grant the same judgment without litigating again on the merits. Even if a judgment of a court in the United States is given conclusive effect, a claim based thereon may, however, still be rejected if the judgment is no longer enforceable. Moreover, if a judgment of a court in the United States is not final (for instance when appeal is possible or pending) a competent

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Dutch court may postpone recognition until such judgment will have become final, refuse recognition under the understanding that recognition can be asked again once such judgment of the court of the United States will have become final, or impose as a condition for recognition that security is posted.

Any enforcement of foreign judgments in the Netherlands will be subject to the applicable rules of civil procedure in the Netherlands. A Dutch court has the authority to make an award in a foreign currency. However, enforcement against assets in the Netherlands of a judgment for a sum of money expressed in foreign currency would be executed in Dutch legal tender and the applicable rate of exchange prevailing at the date of payment.

A Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). Based on the foregoing, there can be no assurance that United States investors will be able to enforce any judgments obtained in United States courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

Enforcement of obligations before a Dutch court will be subject to the degree to which the relevant obligations are enforceable under their governing law, to the nature of the remedies available in Dutch courts, the acceptance by such courts of jurisdiction, the effect of provisions imposing prescription periods and to the availability of defenses such as set off (unless validly waived) and counter-claim; specific performance may not always be awarded.

Finally, according to Dutch law, under certain conditions, a company may elect a domicile that is different from its actual domicile. However, the Issuer’s Dutch counsel is not aware of any statutory or case law confirming this includes the ability for the Issuer to validly elect a domicile outside the Netherlands for service of process purposes.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve substantial risks, uncertainties and potentially inaccurate assumptions. These statements may be identified by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope” and other words and terms of similar meaning or by using future dates. We include forward-looking information in our discussion of the following, among other topics: our anticipated operating and financial performance, including financial guidance and projections; reorganizations, business plans, strategy, goals and prospects; expectations for our product pipeline, in-line products and product candidates, including anticipated regulatory submissions, data read-outs, study starts, approvals, launches, discontinuations, clinical trial results and other developing data; revenue contribution and projections; potential pricing and reimbursement; potential market dynamics, including demand, market size and utilization rates; and growth, performance, timing of exclusivity and potential benefits; strategic reviews, leverage and capital allocation objectives, dividends and share repurchases; plans for and prospects of our acquisitions, dispositions and other business development activities, and our ability to successfully capitalize on growth opportunities and prospects; sales, expenses, interest rates, foreign exchange rates and the outcome of contingencies, such as legal proceedings; expectations regarding the impact of or changes to existing or new government regulations, laws or executive orders; our ability to anticipate and respond to and our expectations regarding the impact of macroeconomic, geopolitical, health and industry trends, pandemics, acts of war and other large-scale crises; and manufacturing and product supply.

In particular, forward-looking information in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference includes statements relating to specific future actions, performance and effects, including, among others, the expected benefits of the organizational changes to our operations; our anticipated operating and financial performance; our ongoing efforts to respond to COVID-19; our expectations regarding the impact of COVID-19 on our business, operations and financial results; the expected revenue, seasonality of demand and phasing for certain of our products; expected patent terms; the expected impact of patent expiries and generic and biosimilar competition; the expected pricing pressures on our products and the anticipated impact to our business; the expected impact of the IRA Medicare Part D Redesign; the benefits expected from our business development transactions, including our December 2023 acquisition of Seagen Inc. (“Seagen”); the availability of raw materials; our efforts to develop plans to help mitigate the potential impact of tariffs on our business and operations; our anticipated cash flows and liquidity position; the anticipated costs, savings and potential benefits from certain of our initiatives, including our enterprise-wide Realigning Our Cost Base Program and our Manufacturing Optimization Program to reduce our cost of goods sold; our expectations regarding product supply; our planned capital spending; and our capital allocation framework.

A list and description of risks, uncertainties and other matters can be found in the Parent’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the Parent’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2025, in each case, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” and in this prospectus supplement and the accompanying prospectus, in each case, including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements.

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We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. You are advised, however, to consult any further disclosures we make on related subjects in the Parent’s Form 10-K, 10-Q and 8-K reports and our other filings with the SEC.

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SUMMARY

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information.”

Pfizer Inc.

Pfizer Inc. is a research-based, global biopharmaceutical company. We apply science and our global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development, manufacture, marketing, sale and distribution of biopharmaceutical products worldwide. We work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. We collaborate with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world.

We are committed to strategically capitalizing on growth opportunities, primarily by advancing our own product pipeline and maximizing the value of our existing products, but also through various business development activities. We view our business development activity as an enabler of our strategies and seek to generate growth by pursuing opportunities and transactions that have the potential to strengthen our business and our capabilities. We assess our business, assets and scientific capabilities/portfolio as part of our regular, ongoing portfolio review process and also continue to consider business development activities that will help advance our business strategy.

Pfizer Inc. was incorporated under the laws of the State of Delaware on June 2, 1942. Our principal executive offices are located at 66 Hudson Boulevard East, New York, New York 10001-2192, and our telephone number is (212) 733-2323.

Pfizer Netherlands International Finance B.V.

The Issuer, Pfizer Netherlands International Finance B.V., was incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands on February 17, 2025, with its official seat (statutaire zetel) in Rotterdam, the Netherlands and registered with the Trade Register of the Chamber of Commerce in the Netherlands under number 96456612. The Issuer is a newly formed, wholly-owned indirect subsidiary of the Parent and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of the notes and any other debt securities that the Issuer may issue in the future that are fully and unconditionally guaranteed by the Parent. Certain provisions of the indenture governing the notes will prohibit the Issuer from acquiring assets or undertaking additional operations in the future, other than those related to the issuance, administration and repayment of the Issuer’s debt securities that are fully and unconditionally guaranteed by the Parent (including the notes). The registered office of the Issuer is located at Rivium Westlaan 142, 2909 LD Capelle aan den IJssel, the Netherlands, and the Issuer’s telephone number is +31 (0)10 4064 200.

Summary Corporate and Financing Structure

Set forth below is a simplified and summarized corporate structure chart indicating the entities that are the Issuer and the guarantor of the notes. The chart is provided for indicative and illustrative purposes only and should be read in conjunction with the information contained in this prospectus supplement and the accompanying prospectus.

Pfizer Inc.
note holders
Pfizer Inc.
Full and Unconditional
Downstream
Guarantee of the notes
Offered Hereby
Remainder of Pfizer Inc. Subsidiaries*
Pfizer Netherlands
International Finance B.V.,
Issuer of the notes offered
Pfizer
Netherlands
International
Finance B.V.
note holders
Indirect Ownership

*

As of March 30, 2025, approximately $35 billion aggregate principal amount of indebtedness constituting debt securities issued by certain wholly-owned subsidiaries of the Parent were also fully and unconditionally guaranteed by the Parent (which included $31 billion aggregate principal amount of senior notes issued by Pfizer Investment Enterprises Pte. Ltd. (“Pfizer Singapore”) to finance a portion of the purchase price of Seagen in May 2023). Pfizer Singapore is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of such senior notes and any other debt securities that Pfizer Singapore may issue in the future that are fully and unconditionally guaranteed by the Parent.

THE OFFERING

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated herein and therein by reference.

Issuer	Pfizer Netherlands International Finance B.V.

Guarantor	Pfizer Inc.

Securities Offered	€750,000,000 aggregate principal amount of 2.875% notes due 2029;

€1,000,000,000 aggregate principal amount of 3.250% notes due 2032;

€750,000,000 aggregate principal amount of 3.875% notes due 2037; and

€800,000,000 aggregate principal amount of 4.250% notes due 2045.

Original Issue Date	May 19, 2025.

Maturity Date	May 19, 2029 for the 2029 notes;

May 19, 2032 for the 2032 notes;

May 19, 2037 for the 2037 notes; and

May 19, 2045 for the 2045 notes.

Interest Rate	2.875% per annum for the 2029 notes;

3.250% per annum for the 2032 notes;

3.875% per annum for the 2037 notes; and

4.250% per annum for the 2045 notes.

Interest Payment Dates	Interest on the notes will accrue from and including May 19, 2025, and is payable on May 19 of each year, beginning on May 19, 2026.

Currency of Payment	The initial investors in the notes will be required to pay for the notes in euros. All payments of principal, premium, if any, interest in respect of the notes and additional amounts, if any, including payments made upon any redemption of each series of notes, will be made in euros. If the euro is unavailable to the Issuer or the Parent due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to the Issuer or the Parent or is so used. See “Description of Notes—Issuance in Euros.”

Substitution of the Parent as Issuer

The Parent has the right, at its option at any time, without the consent of any holders of any series of notes, to be substituted for, and assume the obligations of, the Issuer under each series of the notes that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that the Parent executes a supplemental indenture in which it agrees to be bound by the terms of each such series of notes and the indenture (the “Parent Assumption”). In the case of such Parent Assumption, (i) the Issuer will be relieved of any further obligations under the assumed series of notes and the indenture and (ii) the Parent will be released from all obligations under the note guarantee, but will instead become the primary (and sole) obligor under such notes and the related indenture provisions. See “U.S. Federal Income Tax Considerations—Parent Assumption of the Notes.”

Additional Amounts	The Issuer will, subject to the exceptions and limitations set forth herein, pay additional amounts on the notes as are necessary in order that the net payment to a beneficial owner of the principal of, and premium or redemption price, if any, and interest on such notes, after withholding or deduction for any tax, assessment or other governmental charge imposed by the United States, the Netherlands or any other jurisdiction in which the Issuer or Parent or, in each case, any successor thereof may be organized, or any taxing authority thereof or therein (a “Taxing Jurisdiction”), will not be less than the amount provided in such notes to be then due and payable had no such withholding or deduction been required. See “Description of Notes—Payment of Additional Amounts.”

Optional Redemption; Redemption for Tax Reasons	The Issuer will have the right at its option to redeem the notes of any series in whole, or in part, at any time or from time to time, at the redemption prices described in “Description of Notes—Optional Redemption; Redemption for Tax Reasons; No Sinking Fund.” In addition, in the event of certain developments affecting taxation, the Issuer will have the right, at its option, to redeem the notes of a series, in whole, but not in part, at any time upon giving prior notice, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, to, but excluding, the date of redemption. See “Description of Notes—Optional Redemption; Redemption for Tax Reasons; No Sinking Fund—Redemption for Tax Reasons.”

Priority	The notes and the note guarantee will be unsecured general obligations of the Issuer and the Parent, respectively, and will rank equally in right of payment with all other unsubordinated indebtedness of the Issuer and the Parent, respectively, from time to time outstanding.

Further Issuances	The Issuer may, without the consent of the holders of notes of any series, issue additional notes having the same priority in right of payment and the same interest rate, maturity and other terms as such notes (except for the issue price and the public offering price).

Denomination	The Issuer will issue the notes of each series in denominations of €100,000 and in integral multiples of €1,000 in excess thereof, through the facilities of Euroclear and Clearstream.

Note Guarantee	The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Parent. If the Issuer is unable to make payments on the notes when they are due, the Parent must make them instead.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately €3.27 billion, after deducting the underwriting discounts, but before deducting expenses of the offering. We intend to use net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures, payment of dividends, share repurchases, acquisitions and the refinancing of existing debt.

Listing; Trading	We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

Trustee	The Bank of New York Mellon.

Paying Agent	The Bank of New York Mellon, London Branch.

Registrar	The Bank of New York Mellon.

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

Legal Entity Identifier	254900YI79T8NMNA4349

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the information set forth under the heading “Risk Factors” in this prospectus supplement and beginning on page 15 of the Parent’s Annual Report on Form 10-K for the year ended December 31, 2024 before investing in the notes.

Issuer Information

The Issuer was incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands on February 17, 2025, with its official seat (statutaire zetel) in Rotterdam, the Netherlands and registered with the Trade Register of the Chamber of Commerce in the Netherlands under number 96456612. It is a newly formed, wholly-owned indirect subsidiary of the Parent. The Issuer is intended to be a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01). The Issuer has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of the notes and any other debt securities that the Issuer may issue in the future that are fully and unconditionally guaranteed by the Parent. No historical information relating to the Issuer is presented herein or incorporated by reference. The historical consolidated financial information of Pfizer (i) as of December 31, 2024 and 2023 and for the fiscal years ended December 31, 2024, 2023 and 2022 is incorporated in this prospectus supplement by reference from the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and (ii) as of March 30, 2025 and for the three months ended March 30, 2025 and March 31, 2024 is incorporated in this prospectus supplement by reference from the Parent’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2025.

RISK FACTORS

Before purchasing the notes, you should consider carefully the information under the headings “Risk Factors” in the Parent’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as the risks contained in other documents the Parent files with the SEC, and the following risk factors. You should also carefully consider the other information included in this prospectus supplement, the accompanying prospectus and other information incorporated by reference herein and therein. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

The notes and note guarantee are unsecured and will be effectively junior to the Issuer’s and the Parent’s secured indebtedness to the extent of the collateral therefor.

The notes and the note guarantee are the Issuer’s and the Parent’s unsecured general obligations, respectively. Holders of the Parent’s and the Issuer’s secured indebtedness, if any, will have claims that are prior to your claims as holders of the notes, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, the Parent’s and the Issuer’s pledged assets would be available to satisfy obligations of the Parent’s and the Issuer’s secured indebtedness before any payment could be made on the notes. To the extent that such assets cannot satisfy in full the Parent’s and the Issuer’s secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of the Parent’s and the Issuer’s secured indebtedness. As of March 30, 2025, neither the Parent nor the Issuer had any secured indebtedness.

Active trading markets may not develop for the notes and the notes may trade at a discount from their initial offering price.

The notes are new issuances of securities for which no public trading markets currently exist. Although the underwriters have informed us that they intend to make markets in the notes, they are not obligated to do so, and any such market-making activities may be discontinued at any time without notice. Accordingly, liquid markets for the notes may not develop or be maintained.

Although we intend to apply for listing of the notes for trading on the NYSE, no assurance can be given that the notes will become or will remain listed or that an active trading market for the notes will develop or, if developed, that it will continue. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the markets for similar notes, our performance and other factors. The markets for the notes may not be free from disruptions that may adversely affect the prices at which you may sell the notes.

Holders of the notes will be structurally subordinated to third-party indebtedness and obligations of Parent’s subsidiaries other than the Issuer.

The notes and the note guarantee are obligations of the Issuer and the Parent, respectively, and not of the Parent’s other subsidiaries. The Issuer has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of the notes and any other debt securities that the Issuer may issue in the future that are fully and unconditionally guaranteed by the Parent. A significant portion of the Parent’s operations is conducted through its subsidiaries. The Parent’s subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent the Parent is a creditor with recognized claims against its subsidiaries, all claims of third-party creditors (including trade creditors) and holders of preferred stock, if any, of the Parent’s subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of the Parent’s creditors, including holders of the notes. Consequently, the notes and the note guarantee will be structurally subordinated to all existing and future liabilities of any of the Parent’s subsidiaries, other than the Issuer, and any subsidiaries that the Parent may in the future acquire or establish. As of March 30, 2025, the Parent’s wholly-owned subsidiaries, other than Issuer, had indebtedness of approximately $36 billion aggregate principal amount constituting debt securities and other short-term borrowings. Approximately $35 billion aggregate principal amount of such subsidiary indebtedness constituted debt securities that are fully and unconditionally guaranteed by the Parent and included $31 billion aggregate principal amount of senior notes issued by Pfizer Singapore. Pfizer Singapore is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) that has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of such senior notes and any other debt securities that Pfizer Singapore may issue in the future that are fully and unconditionally guaranteed by the Parent.

Holders of the notes will receive payments solely in euros except under the limited circumstances provided herein, and investments in a currency other than the currency in which a holder of the notes resides entails significant risks.

The initial investors in the notes will be required to pay for the notes in euros. All payments of principal, premium, if any, interest in respect of the notes and additional amounts, if any, including any redemption prices for each series of notes, will be paid in euros subject to certain limited exceptions. None of us, the underwriters, the trustee or the paying agent will be obligated to assist the initial investors in obtaining euros or in converting other currencies into euros to facilitate the payment of the purchase price for the notes or in converting payments of interest, principal, premium, additional amounts or any redemption price in euros made with respect to the notes into U.S. dollars or any other currency.

An investment in the notes by a holder whose home currency is not the euro entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency;

•	the imposition or subsequent modification of any foreign exchange gains resulting from an investment in the notes;

•	the imposition or modification of foreign exchange controls or tax consequences with respect to the euro or the investor’s home currency; and

•	currency exchange risk in connection with any judgment that is entered with respect to payment on the notes.

These risks depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may be expected to continue in the future. Fluctuations in any particular rate of exchange that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder’s functional currency would result in a decrease in the effective yield of the notes below the coupon rate and, in certain circumstances, could result in a loss to the holder. See “Currency Conversion.”

The notes permit the Issuer and the Parent to make payments in U.S. dollars if either is unable to obtain euros.

If the euro is unavailable to the Issuer or the Parent due to the imposition of exchange controls or other circumstances beyond their control or if the euro is no longer being used by the then-member states of the

European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, all payments in respect of each series of notes will be made in U.S. dollars until the euro is again available to us or is so used. The amount payable on any date in euros will be converted into U.S. dollars in accordance with the indenture governing the notes. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. There can be no assurance that this exchange rate will be as favorable to holders of the notes as the exchange rate otherwise determined by applicable law or the exchange rate that might have been used had that rate been determined as of a specific date or with reference to a specific publication or other source of exchange rate data. These potential developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes.

Trading in the clearing system is subject to minimum denomination requirements.

The terms of the notes provide that the notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The notes will initially be issued in book-entry form, and therefore investors must rely on the procedures of Euroclear and Clearstream to exercise any rights and remedies.

Except under the limited circumstances described in the section entitled “Description of Notes,” the notes will be issued in book-entry form and will be represented by one or more global notes. So long as Euroclear or Clearstream or their common depositary or nominee is the registered owner of the global notes, Euroclear, Clearstream or such common depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture and the notes. Payments of principal, premium, if any, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such common depositary or such nominee, as the case may be, as registered holder thereof. After payment to Euroclear, Clearstream, such common depositary or such nominee, we will have no direct responsibility or liability to pay amounts due with respect to any global notes to any beneficial owners in such global notes. Accordingly, beneficial owners of the notes must rely on the procedures of Euroclear and Clearstream and, if beneficial owners are not participants in Euroclear and Clearstream, they must rely on the procedures of the participant through which they own their interest, to receive such payments or to exercise any other rights and obligations of a holder of notes under the indenture. We will not be liable for the accuracy of, or responsible for maintaining, supervising or reviewing, the records of Euroclear, Clearstream or any participant relating to beneficial interests in, or payments in respect of, any global note.

In addition, beneficial owners will be restricted to acting through Euroclear and Clearstream to exercise their rights and remedies under the notes. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of such rights. See the section entitled ‘‘Description of Notes—Book-Entry System.”

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture governing the notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long period of time. We expect a federal court sitting in

New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in dollars. The date used to determine the rate of conversion of euros, as applicable, into dollars will depend upon various factors, including which court renders the judgment and when the judgment is rendered. As a result, investors will be subject to the risk that the rate of exchange at the time a judgment is rendered will be less favorable than the rates of exchange in effect prior to that time.

Dutch laws differ from the laws in effect in the United States and may afford less protection to holders of our securities. A judgment from a U.S. court may not be enforceable in the Netherlands.

The Issuer is incorporated under the laws of the Netherlands. The insolvency laws of the Netherlands differ significantly from insolvency laws in the United States and may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar. The Issuer has agreed, in accordance with the terms of the indenture under which the notes and the note guarantee will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture, the notes and the note guarantee brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may not be possible to enforce court judgments obtained in the United States against the Issuer in the Netherlands based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of the Netherlands would recognize or enforce judgments of U.S. courts obtained against the Parent or its directors or officers or the directors or officers of the Issuer based on the civil liability provisions of the U.S. federal or state securities laws or hear actions against the Parent or those persons based on those laws. We have been advised that the United States currently does not have a treaty with the Netherlands providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in the Netherlands. See “Enforcement of Civil Liabilities and Service of Process.”

Enforcing your rights under the notes across multiple jurisdictions may prove difficult.

The Issuer is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. The notes and the indenture will be governed by the laws of the State of New York. In the event of a bankruptcy, insolvency or similar event, proceedings could be initiated in the Netherlands and the United States. Such multi-jurisdictional proceedings are complex, may be costly for creditors and otherwise may result in greater uncertainty and delay regarding the enforcement of your rights. Your rights under the notes will be subject to the insolvency and administrative laws of several jurisdictions and there can be no assurance that you will be able to effectively enforce your rights in such complex multiple bankruptcy, insolvency or similar proceedings. In addition, the bankruptcy, insolvency, administrative and other laws of the Netherlands and the United States may be materially different from, or be in conflict with, each other and those with which you may be familiar, including in the areas of rights of creditors, priority of governmental and other creditors, ability to obtain post-petition interest and duration of the proceeding. The application of these laws, or any conflict among them, could call into question whether any particular jurisdiction’s laws should apply and could adversely affect your ability to enforce your rights under the notes in the relevant jurisdictions or limit any amounts that you may receive.

CURRENCY CONVERSION

The initial investors will be required to pay for the notes in euros. All payments of principal, premium, if any, interest in respect of the notes and additional amounts, if any, including payments made upon any redemption, and any other amounts that may be payable with respect to the notes, will be payable in euros. If the euro is unavailable to the Issuer or the Parent due to the imposition of exchange controls or other circumstances beyond our control, or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or is so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars as determined by an agent appointed by us and shall be equal to the sum obtained by converting euros into U.S. dollars at the exchange rate on the second business day preceding such interest payment date or the second business day preceding the maturity of an installment of principal, as the case may be, or if no rate is quoted for euros, the last date such rate is quoted, all in accordance with the terms in the indenture governing the notes. Neither the trustee nor the paying agent shall be responsible for obtaining exchange or foreign currency rates or for otherwise effecting any such conversions under the indenture.

Investors will be subject to foreign exchange risks as to payments on the notes that may have important economic and tax consequences to them. See “Risk Factors.”

As of 9:00 a.m. (London Time) on May 14, 2025, the euro/U.S. dollar rate of exchange as reported by Bloomberg was €1/U.S.$1.12130.

USE OF PROCEEDS

The Issuer expects to receive net proceeds from the offering of the notes of approximately €3.27 billion (after deducting the underwriting discounts, but before deducting expenses of the offering). We intend to use net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures, payment of dividends, share repurchases, acquisitions and the refinancing of existing debt.

DESCRIPTION OF NOTES

Each series of notes is a series of debt securities described in the accompanying prospectus. Reference should be made to the accompanying prospectus for a detailed summary of additional provisions of the notes, the Guarantee (as defined herein) and the indenture, to be dated as of May 19, 2025, among Pfizer Netherlands International Finance B.V. (the “Issuer”), Pfizer Inc. (the “Parent”) and The Bank of New York Mellon, as trustee (the “trustee”), which we refer to as the “base indenture” (a form of which is filed as an exhibit to the registration statement of which this prospectus supplement forms a part), as supplemented by the first supplemental indenture to be dated as of May 19, 2025, among the Issuer, the Parent and the trustee, which we refer to as the “first supplemental indenture.” When we refer to the “indenture,” we mean the base indenture, as supplemented by the first supplemental indenture. The following description is a summary of selected portions of the base indenture and the first supplemental indenture. It does not restate the base indenture or the first supplemental indenture, and those documents, not this description, define your rights as a holder of the notes.

References in this section to “the Issuer,” “we,” “us” and “our” are to Pfizer Netherlands International Finance B.V., unless otherwise stated or the context so requires. The Issuer was incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), under the laws of the Netherlands, with its official seat (statutaire zetel) in Rotterdam, the Netherlands, in order to facilitate the offering of debt securities. The Issuer is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of the notes and any other debt securities that the Issuer may issue in the future that are fully and unconditionally guaranteed by the Parent. See “—Covenants.”

Principal, Maturity and Interest

The 2029 notes will initially be limited to €750,000,000 aggregate principal amount, the 2032 notes will initially be limited to €1,000,000,000 aggregate principal amount, the 2037 notes will initially be limited to €750,000,000 aggregate principal amount and the 2045 notes will initially be limited to €800,000,000 aggregate principal amount. The 2029 notes will mature on May 19, 2029, the 2032 notes will mature on May 19, 2032, the 2037 notes will mature on May 19, 2037 and the 2045 notes will mature on May 19, 2045. We will issue the notes in denominations of €100,000 and in integral multiples of €1,000 in excess thereof, through the facilities of Euroclear and Clearstream.

Interest on the 2029 notes will accrue at the annual rate of 2.875%, interest on the 2032 notes will accrue at the annual rate of 3.250%, interest on the 2037 notes will accrue at the annual rate of 3.875% and interest on the 2045 notes will accrue at the annual rate of 4.250%. Interest on the notes will accrue from and including May 19, 2025, and is payable on May 19 of each year, beginning on May 19, 2026, to holders of record of the notes at the close of business on the clearing system business day (for this purpose a day on which Euroclear and Clearstream are open for business) immediately preceding the relevant interest payment date. If any payment date for the notes is not a business day, we will make the payment on the next business day, but we will not be liable for any additional interest as a result of the delay in payment. With respect to the notes, by business day, we mean any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions are authorized or obligated by law or executive order to be closed in New York City, London or the Netherlands and, for any place of payment outside of New York City, London or the Netherlands, in such place of payment, and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or from May 19, 2025, if no interest has been paid on the notes), to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

The Bank of New York Mellon, London Branch, will act as our paying agent with respect to the notes. Upon notice to the trustee, we may change any paying agent. Payments of principal, premium, if any, interest in respect of the notes and additional amounts, if any, will be made by us through the paying agent to the Euroclear Operator and/or Clearstream as described under “—Book-Entry System.”

Neither the trustee nor the paying agent shall act as the exchange rate agent or have any responsibility for effecting any foreign currency conversions or calculations under the notes.

Guarantee of Notes

The Parent will fully and unconditionally guarantee the payment of all of the Issuer’s obligations under each series of notes offered hereby pursuant to a guarantee (the “Guarantee”) to be included in the indenture governing the notes. If the Issuer defaults in the payment of the principal, premium, if any, interest in respect of the notes and additional amounts, if any, when and as the same shall become due, whether upon maturity, acceleration, or otherwise, without the necessity of action by the trustee or any holder of such notes, the Parent shall be required promptly and fully to make such payment.

Issuance in Euros

The initial investors will be required to pay for the notes in euros. All payments of principal, premium, if any, interest in respect of the notes and additional amounts, if any, including payments made upon any redemption, and any other amounts that may be payable with respect to the notes, will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to the Issuer or the Parent due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Issuer and the Parent or is so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars in accordance with the indenture governing the notes. See “Currency Conversion.” Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Payment of Additional Amounts

All payments in respect of the notes will be made by or on behalf of the Issuer without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, unless such withholding or deduction is required by applicable law. If such withholding or deduction is imposed or levied by the United States, the Netherlands or any other jurisdiction in which the Issuer or the Parent or, in each case, any successor thereof may be organized, or any taxing authority thereof or therein (a “Taxing Jurisdiction”), the Issuer will, subject to timely compliance by the holders or beneficial owners of the relevant notes with any relevant administrative requirements, pay or cause to be paid to a holder or beneficial owner such additional amounts on the notes as are necessary in order that the net payment of the principal of, and premium or redemption price, if any, and interest on, such notes to such holder or beneficial owner, after such withholding or deduction (including any withholding or deduction on such additional amounts), will not be less than the amount provided in such notes to be then due and payable had no such withholding or deduction been required; provided, however, that the foregoing obligation to pay additional amounts will not apply:

(1)

to any present or future taxes which would not have been so imposed, assessed, levied or collected but for the fact that the holder or beneficial owner of the relevant note has or had some connection with the Taxing Jurisdiction, including that the holder or beneficial owner is or has been a domiciliary, national or resident of, engages or has been engaged in a trade or business, is or has been organized under, maintains or has maintained an office, a branch subject to taxation, or a permanent establishment, or is or has been physically present in the Taxing Jurisdiction, or otherwise has or has had some connection with the Taxing Jurisdiction, other than solely the holding or ownership of a note, or the collection of principal of, premium, if any, and interest on, or the enforcement of, a note;

(2)

to any present or future taxes which would not have been imposed but for the holder or beneficial owner of the relevant note being or being treated as: a personal holding company, passive foreign investment company, or a controlled foreign corporation, each as understood for United States federal income tax purposes; a foreign tax-exempt organization; a corporation that has accumulated earnings to avoid United States federal income tax; a “10-percent shareholder,” as defined in Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) of Issuer or the Parent; or a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code;

(3)

to any present or future taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant note was presented more than thirty days after the date such payment became due or was provided for, whichever is later;

(4)	to any present or future taxes which are payable otherwise than by deduction or withholding on or in respect of the relevant note;

(5)

to any present or future taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply, on a sufficiently timely basis, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction or any other jurisdiction of the holder or beneficial owner of the relevant note, if such compliance is required by a statute or regulation or administrative practice of the Taxing Jurisdiction, the other jurisdiction or any other relevant jurisdiction, or by a relevant treaty, as a condition to relief or exemption from such taxes;

(6)

to any present or future taxes (A) which would not have been so imposed, assessed, levied or collected if the beneficial owner of the relevant note had been the holder of such note, or (B) which, if the beneficial owner of such note had held the note as the holder of such note, would have been excluded pursuant to any one or combination of clauses (1) through (5) above;

(7)	to any capital gain, estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(8)

to any present or future taxes that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(9)

to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code, and related Treasury regulations and pronouncements or any successor provisions thereto (that are substantively comparable and not materially more onerous to comply with) and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto;

(10)	to any withholding or deduction pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or

(11)	in the case of any combination of the above listed items.

Except as specifically provided under this heading “—Payment of Additional Amounts,” the Issuer will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

Priority

The notes will be unsecured general obligations of the Issuer and will rank equally in right of payment with all other unsubordinated indebtedness of the Issuer from time to time outstanding.

The Guarantee will be an unsecured general obligation of the Parent, will rank equally in right of payment with all of the Parent’s unsubordinated indebtedness and senior in right of payment to all of the Parent’s subordinated indebtedness, and will be effectively junior to all of the Parent’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness of the Parent’s subsidiaries (secured or unsecured), other than the Issuer. As of March 30, 2025, the Parent had no secured indebtedness and the Parent and its consolidated subsidiaries had approximately $62 billion of outstanding indebtedness (which amount included approximately $36 billion aggregate principal amount of indebtedness of the Parent’s wholly-owned subsidiaries constituting debt securities and other short-term borrowings). Approximately $35 billion aggregate principal amount of such subsidiary indebtedness constituted debt securities that are fully and unconditionally guaranteed by the Parent and included $31 billion aggregate principal amount of senior notes issued by Pfizer Singapore. Pfizer Singapore is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) that has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of such senior notes and any other debt securities that Pfizer Singapore may issue in the future that are fully and unconditionally guaranteed by the Parent.

Listing; Trading

The notes are a new issue of securities, and there is currently no established trading market. We intend to apply to list each series of the notes on the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the initial issuance of the notes. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we will have no obligation to maintain the listing of the notes, and we may delist the notes of any series at any time.

Covenants

The indenture will contain a provision that restricts the ability of the Issuer and the Parent to consolidate with or merge into any other person or convey or transfer their respective properties and assets as an entirety or substantially as an entirety to any other person.

The indenture will contain a provision requiring that, prior to a Parent Assumption (as defined herein), the Issuer shall remain a wholly-owned subsidiary of the Parent (or any successor to the Parent under the covenant described “Description of Debt Securities of Pfizer Netherlands International Finance B.V.—Consolidation, Merger or Sale” in the accompanying prospectus) at all times and shall not have any asset or operations that would cause the Issuer to fail to qualify as a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) of the Parent (or any such successor to the Parent).

The indenture will not restrict the ability to convey or transfer the properties and assets of the Issuer or the Parent other than as an entirety or substantially as an entirety to any other person. See “Description of Debt Securities of Pfizer Netherlands International Finance B.V.—Consolidation, Merger or Sale” in the accompanying prospectus. The indenture will not contain any other restrictive covenants, including those that would afford holders of the notes protection in the event of a highly-leveraged transaction involving the Parent, the Issuer or any of the Parent’s affiliates or other events involving the Parent or the Issuer that may adversely affect creditworthiness or the value of the notes. The indenture also will not contain any covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios or acquisitions and divestitures of the Parent or the Issuer. The notes will not have the benefit of covenants that relate to subsidiary guarantees, liens and sale leaseback transactions that apply to certain other of the Parent’s existing unsecured and unsubordinated notes.

Further Issuances

The Issuer may, without the consent of the holders of the notes of any series, issue additional notes of such series having the same priority in right of payment and the same interest rate, maturity and other terms as the notes (except for the issue date and the public offering price). Any additional notes having such similar terms, together with the notes of the applicable series, will constitute a single series of debt securities under the indenture. No additional notes of a series may be issued if an event of default has occurred with respect to the notes of such series. The Issuer will not issue any additional notes intended to form a single series with the notes unless such further notes will be fungible with all existing notes of such series for U.S. federal income tax purposes.

Optional Redemption; Redemption for Tax Reasons; No Sinking Fund

At our option, we may redeem the 2029 notes, in whole, at any time, or in part, from time to time, prior to April 19, 2029 (one month prior to the maturity date for the 2029 notes) (the “2029 Par Call Date”);

at our option, we may redeem the 2032 notes, in whole, at any time, or in part, from time to time, prior to February 19, 2032 (three months prior to the maturity date for the 2032 notes) (the “2032 Par Call Date”);

at our option, we may redeem the 2037 notes, in whole, at any time, or in part, from time to time, prior to February 19, 2037 (three months prior to the maturity date for the 2037 notes) (the “2037 Par Call Date”); and

at our option, we may redeem the 2045 notes, in whole, at any time, or in part, from time to time, prior to November 19, 2044 (six months prior to the maturity date for the 2045 notes) (the “2045 Par Call Date” and, together with the 2029 Par Call Date, the 2032 Par Call Date and the 2037 Par Call Date, the “Par Call Dates” and each a “Par Call Date”), in each case, at a redemption price equal to the greater of the following amounts:

(1)	100% of the principal amount of the notes being redeemed on that redemption date, and

(2)

the sum of the present values of the remaining scheduled payments of principal and interest of the notes being redeemed, that would be due if such series of notes matured on the applicable Par Call Date (in each case, not including the amount, if any, of accrued and unpaid interest to, but excluding, the redemption date) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) using a discount rate equal to the Comparable Government Bond Rate plus (a) 15 basis points in the case of the 2029 notes, (b) 15 basis points in the case of the 2032 notes, (c) 20 basis points in the case of the 2037 notes, and (d) 20 basis points in the case of the 2045 notes, plus, in each case, accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.

At any time on or after the applicable Par Call Date, we may redeem the notes of the applicable series, in whole, at any time, or in part, from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus in each case, accrued and unpaid interest on the notes of such series being redeemed to, but excluding, the redemption date.

The Issuer’s actions and determining the applicable redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the trustee nor the paying agent shall be responsible for calculating the redemption price or determining the Comparable Government Bond Rate.

Notwithstanding the foregoing, installments of interest on the notes of a series that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes for such series and the indenture. The redemption prices for the notes of each series will be calculated on the basis of a 365-day year or a 366-day year, as applicable, and the actual number of days elapsed.

Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the procedures of the applicable clearing system) at least 10 days, but not more than 60 days, before the redemption date to each registered holder of the applicable series of notes to be redeemed. The principal amount of a note remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof. Subject to the following paragraph, once notice of redemption is mailed or delivered, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest applicable to such notes to, but excluding, the redemption date.

Any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the date of redemption, or by the date of redemption as so delayed.

For purposes of the foregoing discussion, the following definitions apply:

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German Bundesanleihe security whose maturity is closest to the maturity of the notes to be redeemed (assuming that the notes to be redeemed matured on the applicable Par Call Date), or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other German Bundesanleihe security as such independent investment bank may, with the advice of three brokers of, or market makers in, German Bundesanleihe securities selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

On and after the redemption date, interest will cease to accrue on the notes of the applicable series or any portion of the notes of the applicable series called for redemption (unless we default in the payment of the redemption price and accrued and unpaid interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued and unpaid interest on the notes to be redeemed on that date. If fewer than all of the notes of a series are to be redeemed, the notes to be redeemed shall be selected in accordance with applicable procedures of Euroclear and/or Clearstream.

The notes are not entitled to the benefit of a sinking fund.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the Taxing Jurisdiction (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, the Issuer becomes or, based upon a written opinion of independent tax counsel of recognized standing selected by the Issuer, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to any series of the notes, then the Issuer may at its option, having given not less than 10 nor more than 60 days prior notice to holders, redeem, in whole, but not in part, the applicable series of notes at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest (including any additional amounts) on such notes to, but excluding, the redemption date.

Substitution of the Parent as Issuer

The Parent has the right, at its option at any time, without the consent of any holders of any series of notes, to be substituted for, and assume the obligations of, the Issuer under each series of the notes that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that the Parent executes a supplemental indenture in which it agrees to be bound by the terms of each such series of notes and the indenture (the “Parent Assumption”). In the case of such Parent Assumption, (i) the Issuer will be relieved of any further obligations under the assumed series of notes and the indenture and (ii) the Parent will be released from all obligations under the Guarantee, but will instead become the primary (and sole) obligor under such notes and the related indenture provisions. Following such Parent Assumption, references herein and in the indenture to “the Issuer” shall be deemed to instead refer to the Parent. See “U.S. Federal Income Tax Considerations —Parent Assumption of the Notes” for discussion of possible tax considerations.

Satisfaction and Discharge; Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Pfizer Netherlands International Finance B.V.—Satisfaction and Discharge; Defeasance” will apply to the notes.

However, any reference to “cash or government securities” shall refer to “money (in euros) and Federal Republic of Germany obligations.” “Federal Republic of Germany Obligations” means (1) securities that are direct obligations of the Federal Republic of Germany for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.

Book-Entry System

We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The notes of each series will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euros, except as described under the heading “—Issuance in Euros.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow book-entry interests in the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture governing the notes. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of Clearstream and Euroclear and, if such person is not a participant, on the procedures of the participant through which such person owns its interest in the notes, in order to exercise any rights of a holder of notes.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to the cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture governing the notes on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of Global Notes for Certificated Notes

Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 in principal amount and multiples of €1,000 in excess thereof if:

(1)

the depositary (A) notifies us that it is unwilling or unable to continue as depositary for the global notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed within 90 days;

(2)	we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated notes; or

(3)	there has occurred and is continuing an event of default with respect to the notes.

In all cases, certificated notes delivered in exchange for any global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the office of the paying agent maintained for such purpose) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable notes, provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

Euroclear and Clearstream Arrangements

None of the Issuer, the Parent, any agent or any underwriter or any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act), have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to an investment in the notes as of the date hereof. Unless otherwise noted, this summary deals only with notes that are held as capital assets within the meaning of the Code (generally property held for investment) by a holder that acquired the notes upon original issuance at their initial offering price.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s particular circumstances, or to certain types of holders subject to special treatment under U.S. federal income tax law (e.g., financial institutions, regulated investment companies, real estate investment trusts, insurance companies, controlled foreign corporations, passive foreign investment companies, partnerships or other pass-through entities, expatriates or former long-term residents of the United States, persons subject to the alternative minimum tax, accrual basis taxpayers subject to special tax accounting rules pursuant to Section 451(b) of the Code, individual retirement accounts or other tax-deferred accounts, broker-dealers or other dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons holding notes as a position in a “straddle,” or as part of a synthetic security or “hedge,” “conversion transaction,” “constructive sale” or other integrated investment, and tax-exempt organizations). Furthermore, this summary does not address other U.S. federal tax considerations (e.g., estate or gift tax or the Medicare tax on net investment income) or tax considerations arising under the tax laws of any state, locality or non-U.S. jurisdiction.

This discussion is based on the Code, its legislative history, existing and proposed regulations, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, which could alter the U.S. federal income tax considerations described below. No ruling from the Internal Revenue Service (“IRS”) has been or will be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will concur with the conclusions reached below.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of notes that is for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state or political subdivision thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) it is subject to the primary supervision of a court within the United States and one or more United States persons are authorized to control all of its substantial decisions or (b) it has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person. A “Non-U.S. Holder” is a beneficial owner of notes (as determined for U.S. federal income tax purposes), other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds notes, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships and other entities or arrangements that are classified as partnerships for U.S. federal income tax purposes and persons holding notes through any such entity should consult its tax advisor as to the U.S. federal income tax considerations applicable to them.

We expect, and this summary assumes, that the notes will be issued with less than a de minimis amount of original issue discount.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL, NON-U.S., AND ANY OTHER TAX CONSIDERATIONS RELATED TO AN INVESTMENT IN THE NOTES.

Tax Treatment

The Issuer has filed an election to be disregarded as separate from its regarded owner, the Parent, for U.S. federal income tax purposes. Accordingly, holders of the notes generally will be treated for U.S. federal income tax purposes in the same manner as if they had held notes issued directly by the Parent (e.g., interest on the notes will be treated as U.S.-source income for U.S. federal income tax purposes).

Parent Assumption of the Notes

As described in “Description of Notes—Substitution of the Parent as Issuer,” the Parent has the right to assume the obligations of the Issuer, at its option and at any time. The U.S. federal income tax treatment of such an assumption will generally depend on whether the assumption results in a “modification” of the terms of the notes that is “significant” within the meaning of applicable Treasury Regulations and, if the assumption does result in a “significant modification,” whether the deemed exchange qualifies as a “recapitalization” (within the meaning of the Code and applicable Treasury Regulations). The determination of whether a modification is “significant” is generally based on all the facts and circumstances. Although the matter is not free from doubt, the Parent anticipates and, to the extent required to take a position, intends to take the position that any such assumption will not result in a significant modification under these rules. However, each holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations of any such assumption.

U.S. Holders

Payments of Interest

Payments of interest on a note, including any amounts withheld in respect of any taxes and any additional amounts, will generally be includible in the income of a U.S. Holder as ordinary interest income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

A U.S. Holder that uses the cash method of tax accounting will be required to include in income the U.S. dollar value of euro-denominated interest payments on a note based on the spot rate of exchange on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received, as described under “—Transactions in Euros” below).

A U.S. Holder that uses the accrual method of tax accounting will accrue interest income on a note in euros and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. Holder’s taxable year, or, at the U.S. Holder’s election, at the spot rate of exchange on (a) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (b) the date of receipt, if such date is within five business days of the last day of the accrual period. Any such election must be applied consistently by the U.S. Holder to all debt instruments from year-to-year and can be changed only with the consent of the IRS. A U.S. Holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the U.S. dollar value of the euros received as interest determined using the spot rate of exchange on the date of receipt, and (ii) the U.S. dollar amount previously included in income with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but will generally not be treated as an adjustment to interest income, if any, received on the notes.

Disposition of the Notes

A U.S. Holder will generally recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of a note (collectively, a “disposition”) equal to the difference, if any, between the amount realized on the disposition (less any amount attributable to accrued but unpaid interest, which will be subject to tax as ordinary interest income to the extent not previously included in such U.S. Holder’s income) and such U.S. Holder’s adjusted tax basis in the note.

The adjusted tax basis of a note to a U.S. Holder will generally be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase less any bond premium previously amortized with respect to the notes, and the amount realized by a U.S. Holder upon the disposition of a note will generally be the U.S. dollar value of the euro received calculated at the spot rate of exchange on the date of disposition. If the notes are traded on an established securities market, however, a U.S. Holder that uses the cash method of tax accounting, and an electing U.S. Holder that uses the accrual method of tax accounting, will determine the U.S. dollar values of its adjusted tax basis in the note and the amount realized on the disposition of a note by translating euro amounts at the spot rate of exchange on the settlement date of the purchase or the disposition, respectively. The election available to accrual basis U.S. Holders discussed above must be applied consistently by the U.S. Holder to all debt instruments from year-to-year and can be changed only with the consent of the IRS.

Except to the extent of any exchange gain or loss (discussed below), any gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for the notes exceeds one year on the date of disposition. Long-term capital gains recognized by non-corporate U.S. Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A U.S. Holder will realize exchange gain or loss (generally subject to tax as ordinary income or loss) on the disposition of a note equal to the difference, if any, between the U.S. dollar value of the U.S. Holder’s purchase price for the note on the date of disposition and on the date on which the U.S. Holder acquired the note. Any such exchange gain or loss will be recognized only to the extent of total gain or loss realized on the disposition (including any exchange gain or loss with respect to the receipt of accrued but unpaid interest) and will generally be U.S.-source ordinary income or loss.

A U.S. Holder may recognize exchange gain or loss (generally subject to tax as ordinary income or loss) if disposition proceeds are converted into U.S. dollars after the date of receipt. A U.S. Holder using the accrual method of accounting that does not make the election described above to determine the U.S. dollar value of the amount of euro realized will recognize U.S.-source exchange gain or loss with respect to the disposition of notes to the extent there are exchange rate fluctuations between the disposition date and settlement date.

Transactions in Euros

Euros received as interest on, or on a disposition of, a note will have a tax basis equal to their U.S. dollar value determined using the spot rate of exchange on the date such interest or such proceeds from the disposition are received. The amount of gain or loss recognized on a subsequent sale or other disposition of such euros will be equal to the difference between (i) the amount of U.S. dollars (or the fair market value in U.S. dollars of the other property received in such sale or other disposition), and (ii) the U.S. Holder’s adjusted tax basis in such euros. As discussed above, if the notes are traded on an established securities market, a cash basis U.S. Holder (or an electing accrual basis U.S. Holder) will determine the U.S. dollar value of the euros by translating the euros received at the spot rate of exchange on the settlement date of the purchase or the disposition. A U.S. Holder that purchases a note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. Holder’s adjusted tax basis in such euros and the U.S. dollar fair market value of such note on the date of purchase.

Any such gain or loss will generally be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a note will generally not result in any exchange gain or loss for a U.S. Holder.

Tax Return Disclosure Requirement

Treasury Regulations require the reporting to the IRS of certain foreign currency transactions (such as the receipt or accrual of interest on, or the disposition of, a note or foreign currency received in respect of a note) if such transactions give rise to losses in excess of a certain minimum amount. U.S. Holders should consult their tax advisors to determine their reporting obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Non-U.S. Holders

Interest

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on interest received on the notes, provided that such interest is not effectively connected with such holder’s conduct of a trade or business in the United States (or, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) and such holder (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) is not a controlled foreign corporation directly or indirectly related to us within the meaning of Section 881(c)(3)(C) of the Code, (iii) satisfies certain certification requirements under penalty of perjury as to its status as a Non-U.S. Holder (generally through the provision of a properly completed and executed IRS Form W-8BEN, W-8BEN-E or other applicable IRS form) and (iv) is not subject to withholding required pursuant to FATCA (discussed below). A Non-U.S. Holder that does not qualify for an exemption from U.S. federal withholding tax under the rules described above will generally be subject to withholding at a rate of 30% (or lower treaty rate, if applicable) on interest received on the notes.

Interest that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) will be subject to U.S. federal income tax on a net basis. A Non-U.S. Holder that is subject to U.S. federal income tax on interest under the rules described in the preceding sentence will not be subject to U.S. federal withholding tax on any such interest if the holder satisfies certain certification requirements under penalty of perjury (generally through the provision of a properly executed IRS Form W-8ECI). In addition, if the Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax at a rate of 30% (or lower treaty rate, if applicable) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Exchange, Retirement or Other Disposition of the Notes

Gain realized by a Non-U.S. Holder on the sale, exchange, retirement, or other disposition of the notes (other than amounts that represent accrued but unpaid interest, which will be subject to the rules regarding interest described above) generally will not be subject to U.S. federal withholding tax. Such gain also generally will not be subject to U.S. federal income tax, unless the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) or, in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) will be subject to U.S. federal income tax on a net basis. In addition, if the Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax at a rate of 30% (or lower treaty rate, if applicable) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If the Non-U.S. Holder is an individual that is present for 183 days or more during the taxable year in which gain is realized (and certain other conditions are met), the Non-U.S. Holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed its capital losses allocable to U.S. sources.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on interest payable on notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the entity will generally be required to provide to the IRS. Each prospective investor is urged to consult its tax advisor regarding the possible implications of these rules on an investment in the notes.

CERTAIN DUTCH TAX CONSIDERATIONS

Scope of Discussion

This section only outlines certain material Dutch tax consequences of the acquisition, holding and disposal of the notes. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of the notes and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.

This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates, tax brackets and deemed returns applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to the “Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe. In addition, this section is based on the assumption that the notes issued by the Issuer do not qualify as equity of the Issuer for Dutch tax purposes.

For Dutch tax purposes, a holder of a note may include an individual or entity not holding the legal title to the notes, but to whom or to which, the notes are, or the income from the notes is, nevertheless attributed based either on this individual or entity owning a beneficial interest in the notes or on specific statutory provisions. These include statutory provisions attributing notes to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the notes.

This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding and disposal of the notes. Holders or prospective holders of notes should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposal of the notes in light of their particular circumstances.

This section does not describe any Dutch tax considerations or consequences that may be relevant where a holder of a note is part of a multinational enterprise group or large-scale domestic group within the meaning of the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024; the Dutch implementation of Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the European Union).

Withholding Tax

All payments of principal or interest made by or on behalf of the Issuer under the notes may be made free of withholding or deduction of, for or on account of any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein, except that Dutch withholding tax at a rate of 25.8% (rate for 2025) may apply with respect to payments of interest made or deemed to be made by or on behalf of the Issuer, if the interest payments are made or deemed to be made to a Related Entity (as defined below), if such Related Entity:

(a)

is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

(b)	has a permanent establishment located in a Listed Jurisdiction to which the interest payment is attributable; or

(c)

is entitled to the interest payment with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(d)	is not considered to be the recipient of the interest in its jurisdiction of residence because such jurisdiction treats another entity as the recipient of the interest (a hybrid mismatch); or

(e)	is not resident in any jurisdiction (also a hybrid mismatch); or

(f)

is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act; Wet op de vennootschapsbelasting 1969), if and to the extent (x) there is a participant in the reverse hybrid holding a Qualifying Interest in the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to Dutch withholding tax in respect of the payments of interest without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For purposes of this section:

•

“Related Entity” means an entity (i) that has a Qualifying Interest in the Issuer, (ii) in which the Issuer has a Qualifying Interest or (iii) in which a third party has a Qualifying Interest if such third party also has a Qualifying Interest in the Issuer.

•

“Qualifying Interest” means a direct or indirectly held interest – either by an entity individually or, if an entity is part of a Qualifying Unity, jointly – that enables such entity or such Qualifying Unity to exercise a definitive influence over another entity’s decisions and allows it to determine that other entity’s activities (as interpreted by the European Court of Justice in case law on the right of freedom of establishment (vrijheid van vestiging)).

•

“Qualifying Unity” means entities acting together with the main purpose or one of the main purposes of avoiding Dutch conditional withholding tax at the level of any of those entities (kwalificerende eenheid).

Taxes on Income and Capital Gains

Please note that this section does not describe the Dutch tax consequences for:

(a)

a holder of the notes if such holder has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in the Issuer under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder is considered to hold a substantial interest in the Issuer, if such holder alone or, in the case of an individual, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of the Issuer or of 5% or more of the issued and outstanding capital of a certain class of shares; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in the Issuer that relate to 5% or more of the Issuer’s annual profits or to 5% or more of the Issuer’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(b)

pension funds, investment institutions (fiscale beleggingsinstellingen) and tax-exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax; and

(c)

a holder of the notes if such holder is an individual for whom the notes or any benefit derived from the notes is a remuneration or deemed to be a remuneration for a membership of a management board, a membership of a supervisory board, employment activities or deemed employment activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001).

Dutch Resident Entities

Generally, if the holder of the notes is an entity resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (a “Dutch Resident Entity”), any income derived or deemed to be derived from the notes or any capital gains realized on the disposal or deemed disposal of the notes is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2025).

Dutch Resident Individuals

If the holder of the notes is an individual resident or deemed to be resident of the Netherlands for Dutch personal income tax purposes (a “Dutch Resident Individual”), any income derived or deemed to be derived from the notes or any capital gains realized on the disposal or deemed disposal of the notes is subject to Dutch personal income tax at the progressive rates (with a maximum of 49.5% in 2025), if:

(a)

the notes are attributable to an enterprise from which the holder of the notes derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(b)

the holder of the notes is considered to perform activities with respect to the notes that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the notes that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

Taxation of savings and investments

If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the notes will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingsvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual income or capital gains realized in respect of the notes are in principle not subject to Dutch income tax.

The Dutch Resident Individual’s assets and liabilities taxed under this regime, including the notes, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including the notes, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return (calculated separately for each category) divided by the sum of bank savings, other investments and liabilities and (y) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 36% (rate for 2025).

The deemed return applicable to other investments, including the notes, is set at 5.88% for the calendar year 2025. Transactions in the three-month period before and after January 1 of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of the notes cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.

On June 6 and 14, 2024, the Dutch Supreme Court (Hoge Raad) ruled that the current Dutch income tax regime for savings and investments in certain specific circumstances contravenes with Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights (the “Rulings”). This is, in short, the case in the event the deemed return on the investment assets exceeds the actual return realized in respect thereof (calculated in line with the rules set out in the Rulings and successfully demonstrated by the taxpayer). Holders of notes are advised to consult their own tax advisor to ensure that the tax in respect of the notes is levied in accordance with the applicable Dutch tax rules at the relevant time.

Non-residents of the Netherlands

A holder of the notes that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of income derived or deemed to be derived from the notes or in respect of capital gains realized on the disposal or deemed disposal of the notes, provided that:

(a)

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the notes are attributable; and

(b)

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the notes that go beyond ordinary asset management and does not otherwise derive benefits from the notes that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and Inheritance Taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of notes by way of a gift by, or on the death of, a holder of the notes who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of notes by way of a gift by, or on the death of, a holder of the notes who is neither resident nor deemed to be resident of the Netherlands, unless:

(a)

in the case of a gift of a note by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands; or

(b)	in the case of a gift of a note is made under a condition precedent, the holder of the notes is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

(c)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value Added Tax (“VAT”)

No Dutch VAT will be payable by a holder of the notes on any payment in consideration for the issue of the notes or the payment of interest or principal by the Issuer in respect of the notes.

Stamp Duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of the notes in respect of the issue of the notes or the payment of interest or principal by the Issuer in respect of the notes.

Residency

A holder of the notes will not become, and will not be deemed to be, resident of the Netherlands for Dutch tax purposes by reason only of the acquisition and holding of the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement and related pricing agreement, each dated May 19, 2025, among the Issuer, the Parent and the underwriters in the table below, for whom Goldman Sachs & Co., Barclays Bank PLC, BNP PARIBAS, Deutsche Bank Aktiengesellschaft, HSBC Continental Europe and Mizuho Bank Europe N.V. are acting as representatives, we have agreed to sell to each of the underwriters, and each such underwriter has severally, and not jointly, agreed to purchase from the Issuer, the aggregate principal amount of the notes set forth opposite its name below:

Underwriters	Principal Amount 2029 Notes	Principal Amount 2032 Notes	Principal Amount 2037 Notes	Principal Amount 2045 Notes
Goldman Sachs & Co. LLC	€105,000,000	€140,000,000	€105,000,000	€112,000,000
Barclays Bank PLC	€97,500,000	€130,000,000	€97,500,000	€104,000,000
BNP PARIBAS	€97,500,000	€130,000,000	€97,500,000	€104,000,000
Deutsche Bank Aktiengesellschaft	€97,500,000	€130,000,000	€97,500,000	€104,000,000
HSBC Continental Europe	€97,500,000	€130,000,000	€97,500,000	€104,000,000
Mizuho Bank Europe N.V.	€97,500,000	€130,000,000	€97,500,000	€104,000,000
Morgan Stanley & Co. International plc	€63,750,000	€85,000,000	€63,750,000	€68,000,000
RBC Europe Limited	€63,750,000	€85,000,000	€63,750,000	€68,000,000
Academy Securities, Inc.	€7,500,000	€10,000,000	€7,500,000	€8,000,000
Samuel A. Ramirez & Company, Inc.	€7,500,000	€10,000,000	€7,500,000	€8,000,000
Siebert Williams Shank & Co., LLC	€7,500,000	€10,000,000	€7,500,000	€8,000,000
Stern Brothers & Co.	€7,500,000	€10,000,000	€7,500,000	€8,000,000

Total	€750,000,000	€1,000,000,000	€750,000,000	€800,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

The underwriters propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at those public offering prices less concessions not in excess of 0.150% of the principal amount of the 2029 notes, 0.210% of the principal amount of the 2032 notes, 0.240% of the principal amount of the 2037 notes and 0.345% of the principal amount of the 2045 notes.

The underwriters may allow, and such dealers may reallow, concessions to certain other dealers not in excess of 0.100% of the principal amount of the 2029 notes, 0.100% of the principal amount of the 2032 notes, 0.125% of the principal amount of the 2037 notes and 0.200% of the principal amount of the 2045 notes. After the initial offering of the notes to the public, the representatives of the underwriters may change the public offering prices and concessions.

The underwriters may offer and sell notes through certain of their affiliates. If a jurisdiction requires that the offering be made by a licensed broker or dealer and the underwriter or any affiliate of the underwriter is a licensed broker or dealer in that jurisdiction, the offering should be deemed to be made by that underwriter or its affiliate on behalf of the Issuer in such jurisdiction.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Per 2029 note	0.300%
Per 2032 note	0.400%
Per 2037 note	0.450%
Per 2045 note	0.625%

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Issuer expects that delivery of the notes will be made to investors on or about the date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that would otherwise exist in the open market in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided, and in the future may provide, certain investment and commercial banking and financial advisory services from time to time for us and our affiliates in the ordinary course of business for which they have received, and in the future would receive, customary fees and commissions. In addition, certain of the underwriters and their affiliates may act as agents or lenders under our credit facilities and hold positions in our outstanding securities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours or our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

There are no public trading markets for the notes. We intend to apply for listing of each series of the notes on the NYSE and we currently expect trading in the notes on the NYSE to begin within 30 days after the initial issuance of the notes. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we will have no obligation to maintain the listing of the notes, and we may delist the notes of any series at any time. If any of the notes are traded after their initial issuance, they may trade at discounts from their initial offering prices depending on prevailing interest rates, the markets for similar securities, general economic conditions, fluctuations in exchange rates with the euro, our financial condition, performance and prospects and other factors. We have been advised by the underwriters that they presently intend to make a market in the notes after the consummation of the offering, although they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Prior to the offering, there have been no active trading markets for the notes. No assurance can be given as to the existence or the liquidity of any trading markets for the notes or that active public trading markets for the notes will develop. If active trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

We estimate that our expenses for the offering of the notes, excluding underwriting discounts and commissions, will be approximately €6.0 million. The underwriters have agreed to reimburse us for certain of our expenses in connection with the offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4 (1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation, and the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of

Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Pfizer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

(a)

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

(b)	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

(c)

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended). The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the MAS. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, 2001 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notification under Section 309B(1) of the SFA—Solely for the purposes of its obligations pursuant to Section 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with, filed with or approved by, the Financial Supervisory Commission of Taiwan and/or other applicable competent authorities pursuant to Taiwan Securities and Exchange Act and relevant securities laws and regulations, and the notes may not be sold, issued or offered to sell within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan and relevant securities laws and regulations that require a registration, filing with or approval of the Financial Supervisory Commission of Taiwan and/or other competent authorities. No person or entity in Taiwan has been authorized to offer, sell, solicit to sell, give advice regarding or otherwise intermediate the offering and sale of the notes within Taiwan.

Notice to Prospective Investors in Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of South Korea for public offering in South

Korea. Furthermore, the notes may not be re-sold to South Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including, but not limited to, government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Notice to Prospective Investors in the United Arab Emirates (excluding the Dubai International Financial Centre)

Each underwriter has represented and agreed that the notes have not been and will not be offered, sold or publicly promoted or advertised by it in the United Arab Emirates (“UAE”) other than in compliance with any laws applicable in the UAE governing the issue, offering and sale of securities.

Dubai International Financial Centre

Each underwriter has represented and agreed that the notes are not intended to be offered and should not be offered to any person in the Dubai International Financial Centre unless such offer is:

(a)	an “Exempt Offer” in accordance with the Markets Rules (MKT) module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(b)	made only to persons who meet the “Professional Client” criteria set out in Rule 2.3.3 of the DFSA Conduct of Business Module of the DFSA rulebook.

LEGAL MATTERS

Margaret M. Madden, the Parent’s Senior Vice President and Corporate Secretary, Chief Governance Counsel, will pass upon the validity of the notes. Ms. Madden beneficially owns, or has the right to acquire under the Parent’s employee benefit plans, an aggregate of less than 1% of the outstanding shares of the Parent’s common stock. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is also acting as legal counsel to the Parent and the Issuer in connection with this offering as to matters of U.S. federal and New York State law, and NautaDutilh N.V. is acting as legal counsel to the Issuer and the Parent as to matters of Dutch law. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon various legal matters for the underwriters relating to the offering as to matters of U.S. federal and New York State law, and De Brauw Blackstone Westbroek N.V. is acting as legal counsel to the underwriters as to matters of Dutch law.

EXPERTS

The consolidated financial statements of Pfizer and Subsidiary Companies as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Parent files annual, quarterly and special reports, proxy statements and other information with the SEC. The Parent’s SEC filings are available at the Internet website maintained by the SEC at http://www.sec.gov. The filings are also available on the Parent’s website at http://www.pfizer.com.

THIS PROSPECTUS SUPPLEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS SUPPLEMENT. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT. WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND ANY FREE WRITING PROSPECTUS THAT WE MAY PROVIDE YOU IN CONNECTION WITH THIS OFFERING. WE AND THE UNDERWRITERS TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained in this prospectus supplement, the accompanying prospectus or by information contained in documents filed with the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.

•	The Parent’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 27, 2025;

•	The Parent’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2025 filed on May 5, 2025;

•

Portions of the Parent’s Definitive Proxy Statement on Schedule 14A filed on March  13, 2025, that are incorporated by reference into Part III of the Parent’s Annual Report on Form 10-K for the year ended December 31, 2024; and

•	The Parent’s Current Reports on Form 8-K filed on April 28, 2025 and April 29, 2025 (solely with respect to Item 2.05).

We also incorporate by reference any future filings made by the Parent with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the date all of the securities offered by this prospectus supplement are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus supplement. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Senior Vice President and Corporate Secretary

Pfizer Inc.

66 Hudson Boulevard East

New York, New York 10001

(212) 733-2323

The information contained on our website, our Facebook, You Tube and Linked In pages or our X (formerly known as Twitter) accounts does not, and shall not be deemed to, constitute a part of this prospectus supplement.

PROSPECTUS

PFIZER INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

PURCHASE UNITS

GUARANTEES

PFIZER INVESTMENT ENTERPRISES PTE. LTD.

PFIZER NETHERLANDS INTERNATIONAL FINANCE B.V.

DEBT SECURITIES

Pfizer Inc. (“Parent”) may from time to time offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, purchase units or guarantees. Pfizer Investment Enterprises Pte. Ltd., a wholly-owned subsidiary of Parent (“Pfizer Singapore”), and Pfizer Netherlands International Finance B.V., a wholly-owned subsidiary of Parent (“Pfizer Netherlands”), may from time to time offer to sell debt securities, respectively, which in either case will be fully and unconditionally guaranteed by Parent. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

In addition, selling securityholders to be named in a prospectus supplement may offer our securities from time to time. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in a supplement to this prospectus.

The common stock of Parent is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PFE.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 13, 2025.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time in one or more offerings, and selling securityholders may offer such securities owned by them from time to time. You should carefully read this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that may be offered by Parent, Pfizer Singapore, Pfizer Netherlands and/or selling securityholders. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.

References in this prospectus to “Pfizer,” the “Company,” “we,” “us” and “our” are to Pfizer Inc. and its consolidated subsidiaries, including Pfizer Investment Enterprises Pte. Ltd. and Pfizer Netherlands International Finance B.V., unless otherwise stated or the context so requires. References to “Parent” in this prospectus are to Pfizer Inc., excluding its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, may include forward-looking statements made within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve substantial risks, uncertainties and potentially inaccurate assumptions.

These statements may be identified by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope” and other words and terms of similar meaning or by using future dates.

We include forward-looking information in our discussion of the following, among other topics:

•	our anticipated operating and financial performance, including financial guidance and projections;

•	reorganizations, business plans, strategy, goals and prospects;

•

expectations for our product pipeline, in-line products and product candidates, including anticipated regulatory submissions, data read-outs, study starts, approvals, launches, discontinuations, clinical trial results and other developing data; revenue contribution and projections; potential pricing and reimbursement; potential market dynamics, including demand, market size and utilization rates; and growth, performance, timing of exclusivity and potential benefits;

•	strategic reviews, leverage and capital allocation objectives, dividends and share repurchases;

•	plans for and prospects of our acquisitions, dispositions and other business development activities, and our ability to successfully capitalize on growth opportunities and prospects;

•	sales, expenses, interest rates, foreign exchange rates and the outcome of contingencies, such as legal proceedings;

•	expectations regarding the impact of or changes to existing or new government regulations, laws or executive orders;

•	our ability to anticipate and respond to and our expectations regarding the impact of macroeconomic, geopolitical, health and industry trends, pandemics, acts of war and other large-scale crises; and

•	manufacturing and product supply.

In particular, forward-looking information included or incorporated by reference in this prospectus may include statements relating to specific future actions, performance and effects, including, among others, the expected benefits of the organizational changes to our operations; our anticipated operating and financial performance; our ongoing efforts to respond to COVID-19; our expectations regarding the impact of COVID-19 on our business, operations and financial results; the expected revenue, seasonality of demand and phasing for certain of our products; expected patent terms; the expected impact of patent expiries and generic and biosimilar competition; the expected pricing pressures on our products and the anticipated impact to our business; the expected impact of the IRA Medicare Part D Redesign; the benefits expected from our business development transactions, including our December 2023 acquisition of Seagen Inc.; the availability of raw materials; our efforts to develop plans to help mitigate the potential impact of tariffs on our business and operations; our anticipated cash flows and liquidity position; the anticipated costs, savings and potential benefits from certain of our initiatives, including our enterprise-wide Realigning Our Cost Base Program and our Manufacturing Optimization Program to reduce our cost of goods sold; our expectations regarding product supply; our planned capital spending; and our capital allocation framework.

A list and description of risks, uncertainties and other matters can be found in Parent’s most recent Annual Report on Form 10-K and each of Parent’s subsequently filed Quarterly Reports on Form 10-Q, in each case, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” in Parent’s Current Reports on Form 8-K, and in this prospectus and any accompanying prospectus supplement, in each case, including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY LAW OR BY THE RULES AND REGULATIONS OF THE SEC. YOU ARE ADVISED, HOWEVER, TO CONSULT ANY FURTHER DISCLOSURES WE MAKE ON RELATED SUBJECTS IN PARENT’S FORM 10-K, 10-Q AND 8-K REPORTS AND PARENT’S OTHER FILINGS WITH THE SEC.

INFORMATION ABOUT PFIZER INC.

Pfizer Inc. is a research-based, global biopharmaceutical company. We apply science and our global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development, manufacture, marketing, sale and distribution of biopharmaceutical products worldwide. We work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. We collaborate with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world.

We are committed to strategically capitalizing on growth opportunities, primarily by advancing our own product pipeline and maximizing the value of our existing products, but also through various business development activities. We view our business development activity as an enabler of our strategies and seek to generate growth by pursuing opportunities and transactions that have the potential to strengthen our business and our capabilities. We assess our business, assets and scientific capabilities/portfolio as part of our regular, ongoing portfolio review process and also continue to consider business development activities that will help advance our business strategy.

Pfizer Inc. was incorporated under the laws of the State of Delaware on June 2, 1942. Our principal executive offices are located at 66 Hudson Boulevard East, New York, New York 10001-2192, and our telephone number is (212) 733-2323.

INFORMATION ABOUT PFIZER INVESTMENT ENTERPRISES PTE. LTD.

Pfizer Singapore is a wholly-owned subsidiary of Parent. Pfizer Singapore is not an active trading company, is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that Pfizer Singapore has issued and may issue in the future that are fully and unconditionally guaranteed by Parent. No historical information relating to Pfizer Singapore is presented or incorporated by reference into this prospectus. The historical consolidated financial information of Pfizer (i) as of December 31, 2024 and 2023, and for the fiscal years ended December 31, 2024, 2023 and 2022, is incorporated in this prospectus by reference to Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and (ii) as of March 30, 2025, and for the three months ended March 30, 2025 and March 31, 2024, is incorporated in this prospectus by reference to Parent’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2025. See “Where You Can Find More Information.”

Pfizer Singapore is a private company limited by shares incorporated under the laws of the Republic of Singapore on April 24, 2023 and was assigned company registration number 202315648E. The registered office of Pfizer Singapore is located at 10 Collyer Quay, #10-01 Ocean Financial Centre, Singapore 049315.

INFORMATION ABOUT PFIZER NETHERLANDS INTERNATIONAL FINANCE B.V.

Pfizer Netherlands is a recently formed, wholly-owned subsidiary of Parent. Pfizer Netherlands is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that Pfizer Netherlands may issue in the future that are fully and unconditionally guaranteed by Parent. No historical information relating to Pfizer Netherlands is presented or incorporated by reference into this prospectus. The historical consolidated financial information of Pfizer (i) as of December 31, 2024 and 2023, and for the fiscal years ended December 31, 2024, 2023 and 2022, is incorporated in this prospectus by reference to Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and (ii) as of March 30, 2025, and for the three months ended March 30, 2025 and March 31, 2024, is incorporated in this prospectus by reference to Parent’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2025. See “Where You Can Find More Information.”

Pfizer Netherlands was incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Rotterdam, the Netherlands, and its registered office is located at Rivium Westlaan 142, 2909 LD Capelle aan den IJssel, the Netherlands. Pfizer Netherlands is registered with the Trade Register of the Chamber of Commerce in the Netherlands under number 96456612 and its telephone number is +31 (0)10 4064 200.

RISK FACTORS

You should consider carefully the information under the headings “Risk Factors” in Parent’s Annual Report on Form 10-K for the year ended December 31, 2024, in any applicable prospectus supplement and any risk factors set forth in Parent’s other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including Parent’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. If known or unknown risks or uncertainties materialize, our business operations, financial condition, operating results (including components of our financial results), cash flows, prospects, reputation or credit ratings could be adversely affected now and in the future, potentially in a material way. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures, payment of dividends, share repurchases, acquisitions and the refinancing of existing debt. We may use funds that are not immediately needed for these purposes to temporarily invest in short-term marketable securities. The use of any proceeds of debt securities issued by Pfizer Singapore will be subject to applicable Singapore law. The use of any proceeds of debt securities issued by Pfizer Netherlands will be subject to applicable Dutch law.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF DEBT SECURITIES OF PFIZER INC.

In this “Description of Debt Securities of Pfizer Inc.” section, references to the “Issuer” refer to Pfizer Inc. and its successors, as the issuer of debt securities that may be offered hereunder.

The Issuer may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, the Issuer’s debt securities will be issued in one or more series under an indenture, dated as of September 7, 2018 (the “Parent indenture”), between the Issuer and The Bank of New York Mellon, as trustee. The Parent indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indenture will be filed as an exhibit to a document incorporated by reference herein, in connection with the issuance of any new series of debt securities offered and sold hereunder. In this “Description of Debt Securities of Pfizer Inc.” section, we refer to the Parent indenture, as amended and supplemented by each supplemental indenture applicable to a series of debt securities issued thereunder and offered hereby, as an “indenture.” We urge you to read the Parent indenture and relevant supplemental indenture because these documents, and not the summary below, will define your rights as a holder of debt securities. Capitalized terms used in the summary have the meanings specified in the indenture. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in the Issuer’s debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that the Issuer may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the Issuer or the holders of the debt securities can select the payment currency;

•	the Issuer’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

The Issuer may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. Unless we inform you otherwise in a prospectus supplement, the Issuer may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Consolidation, Merger or Sale

The Issuer has agreed not to consolidate with or merge into any other person or convey or transfer its properties and assets as an entirety or substantially as an entirety to any other person, unless:

(a)

the successor expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of and any premium and/or any interest on all the debt securities of the Issuer issued under the indenture and the performance and observance of all of the covenants and conditions of the indenture that the Issuer would otherwise have to perform; and

(b)

the Issuer delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture.

Upon any consolidation of the Issuer with, or merger of the Issuer into, any other person or any conveyance or transfer of the properties and assets of the Issuer as an entirety or substantially as an entirety in accordance with the foregoing requirements, the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the indenture with the same effect as if such successor person were an original party to the indenture, and thereafter the Issuer shall be relieved of all obligations and covenants under the indenture and the debt securities.

Modification of Indenture

Under the indenture, the Issuer and the trustee may supplement the indenture for certain purposes which would not adversely affect the interests of the holders of debt securities of a series in any material respect without the consent of those holders. Under the indenture, the rights of the holders may be modified through a supplemental indenture if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification (voting as one class) consent to it. No modification of the maturity date, principal or interest payment terms or premium payable on redemption, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights, no modification reducing the percentage required for any such supplemental indenture or the percentage required for the waiver of compliance with certain provisions of the indenture or certain defaults, and no modification of the foregoing provisions or any other provisions relating to the waiver of past defaults or the waiver of certain covenants, is effective against any holder without its consent.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

•	failure to make a principal or any premium payment on any debt security of such series when due;

•	failure to make any sinking fund payment for 60 days after payment was due by the terms of any debt security of such series;

•	failure to pay interest on any debt security of such series for 60 days after payment was due;

•	failure to perform any other covenant in the indenture and this failure continues for 90 days after receipt of written notice of such failure; or

•	the Issuer, or a court, take certain actions relating to the bankruptcy, insolvency or reorganization of the Issuer.

The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve the Issuer’s failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or, if any of the securities of that series are original issue discount securities, such portion of the principal amount of such securities as specified in the terms thereof) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for the payment of money due has been obtained by the trustee, the event of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been rescinded and annulled, if:

•	the Issuer has paid or deposited with the trustee or paying agent a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•

the Issuer has cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series affected thereby, by notice to the trustee, may waive any past event of default or its consequences under the indenture. However, an event of default cannot be waived without the consent of the holders of each outstanding security of the series affected with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on any security or in the payment of any sinking fund installment or analogous obligation; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee. Holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such applicable series of debt securities.

The Issuer is required to deliver an annual officer’s certificate to the trustee stating whether it is in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if the Issuer is in default, specifying all such defaults and the nature and status thereof.

Payment and Transfer and Exchange

The Issuer will pay principal, interest and any premium on fully registered securities at the place or places designated by the Issuer for such purposes. The Issuer will make payment to the persons in whose names the debt securities are registered on the close of business on the record date for such interest. Any other payments will be made as set forth in the applicable prospectus supplement.

Holders may transfer or exchange fully registered securities at any office or agency maintained by the Issuer for such purposes, without the payment of any service charge except for any tax or governmental charge the Issuer is required to pay in connection with a transfer or exchange.

Upon surrender for registration of transfer of any security of any series in accordance with the terms of the indenture, the Issuer shall execute, and the trustee shall authenticate and deliver or make available for delivery, in the name of the designated transferee or transferees, one or more new securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

If the securities of any series are to be redeemed, the Issuer is not required to:

•

register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day the Issuer transmits a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Satisfaction and Discharge; Defeasance

The obligations of the Issuer may be satisfied and discharged with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable within one year, at maturity or by redemption, sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series.

In addition, and subject to certain additional conditions, if the Issuer irrevocably deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the Issuer’s option:

•	the Issuer will be discharged from its obligations with respect to the debt securities of such series; or

•	the Issuer will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to the Issuer.

To exercise the defeasance option, the Issuer must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent related to the defeasance have been complied with.

Concerning the Trustee

The trustee, The Bank of New York Mellon, has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF PFIZER INVESTMENT ENTERPRISES PTE. LTD.

In this “Description of Debt Securities of Pfizer Investment Enterprises Pte. Ltd.” section, references to the “Issuer” refer to Pfizer Investment Enterprises Pte. Ltd. and its successors, as the issuer of debt securities that may be offered hereunder.

The Issuer may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. Any debt securities of the Issuer that may be offered hereunder will be fully and unconditionally guaranteed by Pfizer Inc. (“Parent”). See “—Guarantee of Debt Securities.” The Issuer is a private company limited by shares incorporated under the laws of the Republic of Singapore in order to facilitate the offering of debt securities. The Issuer is not an active trading company, is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that the Issuer has issued and may issue in the future that are fully and unconditionally guaranteed by Parent.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, the Issuer’s debt securities will be issued in one or more series under the indenture, dated as of May 19, 2023 (the “Pfizer Singapore indenture”), among the Issuer, Parent and The Bank of New York Mellon, as trustee. The Pfizer Singapore indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indenture will be filed as an exhibit to a document incorporated by reference herein, in connection with the issuance of any new series of debt securities offered and sold hereunder. In this “Description of Debt Securities of Pfizer Investment Enterprises Pte. Ltd.” section, we refer to the Pfizer Singapore indenture, as amended and supplemented by each supplemental indenture applicable to a series of debt securities issued thereunder and offered hereby, as an “indenture.” We urge you to read the Pfizer Singapore indenture and relevant supplemental indentures because these documents, and not the summary below, will define your rights as a holder of debt securities. Capitalized terms used in the summary will have the meanings specified in the indenture. The terms of the debt securities will include those that will be set forth in the indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in the Issuer’s debt securities. The indenture will be governed by the laws of the State of New York.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that the Issuer may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the Issuer or the holders of the debt securities can select the payment currency;

•	the Issuer’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

The Issuer may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. Unless we inform you otherwise in a prospectus supplement, the Issuer may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, and general Singapore tax consequences applicable to any such series will be described in an accompanying prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantee of Debt Securities

Parent will fully and unconditionally guarantee the payment of all of the Issuer’s obligations under each series of debt securities offered hereunder and all other amounts owed under the indenture pursuant to the guarantee (the “Guarantee”) included in the indenture. If the Issuer defaults in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the indenture, without the necessity of action by the trustee or any holder of such debt securities, Parent shall be required promptly and fully to make such payment. Upon a Parent Assumption (as defined herein), Parent shall cease to Guarantee any of the debt securities.

Consolidation, Merger or Sale

The Issuer and Parent will not consolidate with or merge into any other person or convey or transfer the properties and assets of the Issuer or Parent, as the case may be, as an entirety or substantially as an entirety, to any other person, unless:

(a)

(x) in the case of the Issuer, the due and punctual payment of the principal of and any premium and/or any interest on all the debt securities of the Issuer issued under the indenture and the performance and observance of all of the covenants and conditions of the indenture that the Issuer would otherwise have to perform, or (y) in the case of Parent, the performance of the Guarantee of Parent and the performance and observance of all covenants and conditions of the indenture that Parent otherwise would have to perform, shall, in either case, be expressly assumed, by a supplemental indenture, executed and delivered by the successor to the Issuer or Parent, if other than the Issuer or Parent, as the case may be; and

(b)

the Issuer or Parent, as the case may be, delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture.

Upon any consolidation of the Issuer or Parent, as the case may be, with, or merger of the Issuer or Parent, as the case may be, into, any other person or any conveyance or transfer of the properties and assets of the Issuer or Parent, as the case may be, as an entirety or substantially as an entirety in accordance with the foregoing requirements, the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or Parent, as the case may be, under the indenture with the same effect as if such successor person were an original party to the indenture, and thereafter the Issuer or Parent, as the case may be, shall be relieved of all obligations and covenants under the indenture and the debt securities.

Substitution of Parent as Issuer

Under the indenture, Parent has the right, at its option at any time, without the consent of any holders of any series of debt securities, to be substituted for, and assume the obligations of, the Issuer under each series of debt securities that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution); provided that Parent executes a supplemental indenture in which it agrees to be bound by the terms of each such series of debt securities and the indenture (the “Parent Assumption”). In the case of such Parent Assumption, (i) the Issuer will be relieved of any further obligations under the assumed series of debt securities and the indenture and (ii) Parent will be released from all obligations under the Guarantee, and will instead become the primary (and sole) obligor under such debt securities and the related indenture provisions. Following such Parent Assumption, references herein and in the indenture to the “Issuer” shall be deemed to instead refer to Parent.

Issuer Assets and Operations

The indenture contains a covenant requiring that, prior to a Parent Assumption, the Issuer shall remain a wholly-owned subsidiary of Parent (or any successor Parent under the covenant described under “—Consolidation, Merger or Sale”) at all times and shall not have any assets or operations that would cause the Issuer to fail to qualify as a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) of Parent (or any such successor to Parent).

Modification of Indenture

Under the indenture, the Issuer, Parent and the trustee may supplement the indenture for certain purposes which would not adversely affect the interests of the holders of debt securities of a series in any material respect without the consent of those holders. Under the indenture, the rights of the holders may be modified through a supplemental indenture if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification (voting as one class) consent to it. No modification of the maturity date, principal or interest payment terms or premium payable on redemption, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights, no modification reducing the percentage required for any such supplemental indenture or the percentage required for the waiver of compliance with certain provisions of the indenture or certain defaults, no adverse change in or release of the Guarantee (other than in accordance with the terms of the indenture) and no modification of the foregoing provisions or any other provisions relating to the waiver of past defaults or the waiver of certain covenants, is effective against any holder without its consent.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

•	failure to make a principal or any premium payment on any debt security of such series when due;

•	failure to make any sinking fund payment for 60 days after payment was due by the terms of any debt security of such series;

•	failure to pay interest on any debt security of such series for 60 days after payment was due;

•	failure to perform any other covenant in the indenture and this failure continues for 90 days after receipt of written notice of such failure;

•	the Issuer or Parent, or a court, take certain actions relating to the bankruptcy, insolvency or reorganization of the Issuer or Parent; or

•

the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the indenture or Parent denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the indenture.

The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve the Issuer’s failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or, if any of the securities of that series are original issue discount securities, such portion of the principal amount of such securities as specified in the terms thereof) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for the payment of money due has been obtained by the trustee, the event of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been rescinded and annulled, if:

•	the Issuer or Parent has paid or deposited with the trustee or paying agent a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•

the Issuer or Parent has cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series affected thereby, by notice to the trustee, may waive any past event of default or its consequences under the indenture. However, an event of default cannot be waived without the consent of the holders of each outstanding security of the series affected with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on any security or in the payment of any sinking fund installment or analogous obligation; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee. Holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such applicable series of debt securities.

The Issuer is required to deliver an annual officer’s certificate to the trustee stating whether it is in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if the Issuer is in default, specifying all such defaults and the nature and status thereof.

Payment and Transfer and Exchange

The Issuer will pay principal, interest and any premium on fully registered securities at the place or places designated by the Issuer for such purposes. The Issuer will make payment to the persons in whose names the debt securities are registered on the close of business on the record date for such interest. Any other payments will be made as set forth in the applicable prospectus supplement.

Holders may transfer or exchange fully registered securities at any office or agency maintained by the Issuer for such purposes, without the payment of any service charge except for any tax or governmental charge the Issuer is required to pay in connection with a transfer or exchange.

Upon surrender for registration of transfer of any security of any series in accordance with the terms of the indenture, the Issuer shall execute, and the trustee shall authenticate and deliver or make available for delivery, in the name of the designated transferee or transferees, one or more new securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

If the securities of any series are to be redeemed, the Issuer is not required to:

•

register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day the Issuer transmits a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Satisfaction and Discharge; Defeasance

The obligations of the Issuer and Parent may be satisfied and discharged with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable within one year, at maturity or by redemption, sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series.

In addition, and subject to certain additional conditions, if the Issuer irrevocably deposits, or causes to be deposited, with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the Issuer’s option:

•	the Issuer and Parent will be discharged from their obligations with respect to the debt securities of such series; or

•

the Issuer and Parent will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to the Issuer or to Parent.

To exercise the defeasance option, the Issuer must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent related to the defeasance have been complied with.

Concerning the Trustee

The trustee, The Bank of New York Mellon, has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF PFIZER NETHERLANDS INTERNATIONAL FINANCE B.V.

In this “Description of Debt Securities of Pfizer Netherlands International Finance B.V.” section, references to the “Issuer” refer to Pfizer Netherlands International Finance B.V. and its successors, as the issuer of debt securities that may be offered hereunder.

The Issuer may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. Any debt securities of the Issuer that may be offered hereunder will be fully and unconditionally guaranteed by Pfizer Inc. (“Parent”). See “—Guarantee of Debt Securities.” The Issuer is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, with its official seat (statutaire zetel) in Rotterdam, the Netherlands. The Issuer is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that the Issuer may issue in the future that are fully and unconditionally guaranteed by Parent.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, the Issuer’s debt securities will be issued in one or more series under an indenture (the “Pfizer Netherlands indenture”) to be entered into among the Issuer, Parent and The Bank of New York Mellon, as trustee. A form of the Pfizer Netherlands indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indenture will be filed as an exhibit to a document incorporated by reference herein, in connection with the issuance of any new series of debt securities offered and sold hereunder. In this “Description of Debt Securities of Pfizer Netherlands International Finance B.V.” section, we refer to the Pfizer Netherlands indenture, as amended and supplemented by each supplemental indenture applicable to a series of debt securities issued thereunder and offered hereby, as an “indenture.” We urge you to read the Pfizer Netherlands indenture and relevant supplemental indentures because these documents, and not the summary below, will define your rights as a holder of debt securities. Capitalized terms used in the summary will have the meanings specified in the indenture. The terms of the debt securities will include those that will be set forth in the indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in the Issuer’s debt securities. The indenture will be governed by the laws of the State of New York.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that the Issuer may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the Issuer or the holders of the debt securities can select the payment currency;

•	the Issuer’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

The Issuer may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. Unless we inform you otherwise in a prospectus supplement, the Issuer may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, and general Dutch tax consequences applicable to any such series will be described in an accompanying prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantee of Debt Securities

Parent will fully and unconditionally guarantee the payment of all of the Issuer’s obligations under each series of debt securities offered hereunder and all other amounts owed under the indenture pursuant to the guarantee (the “Guarantee”) included in the indenture. If the Issuer defaults in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the indenture, without the necessity of action by the trustee or any holder of such debt securities, Parent shall be required promptly and fully to make such payment. Upon a Parent Assumption (as defined herein), Parent shall cease to Guarantee any of the debt securities.

Consolidation, Merger or Sale

The Issuer and Parent will not consolidate with or merge into any other person or convey or transfer the properties and assets of the Issuer or Parent, as the case may be, as an entirety or substantially as an entirety, to any other person, unless:

(a)

(x) in the case of the Issuer, the due and punctual payment of the principal of and any premium and/or any interest on all the debt securities of the Issuer issued under the indenture and the performance and observance of all of the covenants and conditions of the indenture that the Issuer would otherwise have to perform, or (y) in the case of Parent, the performance of the Guarantee of Parent and the performance and observance of all covenants and conditions of the indenture that Parent otherwise would have to perform, shall, in either case, be expressly assumed, by a supplemental indenture, executed and delivered by the successor to the Issuer or Parent, if other than the Issuer or Parent, as the case may be; and

(b)

the Issuer or Parent, as the case may be, delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture.

Upon any consolidation of the Issuer or Parent, as the case may be, with, or merger of the Issuer or Parent, as the case may be, into, any other person or any conveyance or transfer of the properties and assets of the Issuer or Parent, as the case may be, as an entirety or substantially as an entirety in accordance with the foregoing requirements, the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or Parent, as the case may be, under the indenture with the same effect as if such successor person were an original party to the indenture, and thereafter the Issuer or Parent, as the case may be, shall be relieved of all obligations and covenants under the indenture and the debt securities.

Substitution of Parent as Issuer

Under the indenture, Parent has the right, at its option at any time, without the consent of any holders of any series of debt securities, to be substituted for, and assume the obligations of, the Issuer under each series of debt securities that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution); provided that Parent executes a supplemental indenture in which it agrees to be bound by the terms of each such series of debt securities and the indenture (the “Parent Assumption”). In the case of such Parent Assumption, (i) the Issuer will be relieved of any further obligations under the assumed series of debt securities and the indenture and (ii) Parent will be released from all obligations under the Guarantee, and will instead become the primary (and sole) obligor under such debt securities and the related indenture provisions. Following such Parent Assumption, references herein and in the indenture to the “Issuer” shall be deemed to instead refer to Parent.

Issuer Assets and Operations

The indenture contains a covenant requiring that, prior to a Parent Assumption, the Issuer shall remain a wholly-owned subsidiary of Parent (or any successor Parent under the covenant described under “—Consolidation, Merger or Sale”) at all times and shall not have any assets or operations that would cause the Issuer to fail to qualify as a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) of Parent (or any such successor to Parent).

Modification of Indenture

Under the indenture, the Issuer, Parent and the trustee may supplement the indenture for certain purposes which would not adversely affect the interests of the holders of debt securities of a series in any material respect without the consent of those holders. Under the indenture, the rights of the holders may be modified through a supplemental indenture if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification (voting as one class) consent to it. No modification of the maturity date, principal or interest payment terms or premium payable on redemption, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights, no modification reducing the percentage required for any such supplemental indenture or the percentage required for the waiver of compliance with certain provisions of the indenture or certain defaults, no adverse change in or release of the Guarantee (other than in accordance with the terms of the indenture) and no modification of the foregoing provisions or any other provisions relating to the waiver of past defaults or the waiver of certain covenants, is effective against any holder without its consent.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

•	failure to make a principal or any premium payment on any debt security of such series when due;

•	failure to make any sinking fund payment for 60 days after payment was due by the terms of any debt security of such series;

•	failure to pay interest on any debt security of such series for 60 days after payment was due;

•	failure to perform any other covenant in the indenture and this failure continues for 90 days after receipt of written notice of such failure;

•	the Issuer or Parent, or a court, take certain actions relating to the bankruptcy, insolvency or reorganization of the Issuer or Parent; or

•

the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the indenture or Parent denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the indenture.

The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve the Issuer’s failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or, if any of the securities of that series are original issue discount securities, such portion of the principal amount of such securities as specified in the terms thereof) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for the payment of money due has been obtained by the trustee, the event of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been rescinded and annulled, if:

•	the Issuer or Parent has paid or deposited with the trustee or paying agent a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•

the Issuer or Parent has cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series affected thereby, by notice to the trustee, may waive any past event of default or its consequences under the indenture. However, an event of default cannot be waived without the consent of the holders of each outstanding security of the series affected with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on any security or in the payment of any sinking fund installment or analogous obligation; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee. Holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such applicable series of debt securities.

The Issuer is required to deliver an annual officer’s certificate to the trustee stating whether it is in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if the Issuer is in default, specifying all such defaults and the nature and status thereof.

Payment and Transfer and Exchange

The Issuer will pay principal, interest and any premium on fully registered securities at the place or places designated by the Issuer for such purposes. The Issuer will make payment to the persons in whose names the debt securities are registered on the close of business on the record date for such interest. Any other payments will be made as set forth in the applicable prospectus supplement.

Holders may transfer or exchange fully registered securities at any office or agency maintained by the Issuer for such purposes, without the payment of any service charge except for any tax or governmental charge the Issuer is required to pay in connection with a transfer or exchange.

Upon surrender for registration of transfer of any security of any series in accordance with the terms of the indenture, the Issuer shall execute, and the trustee shall authenticate and deliver or make available for delivery, in the name of the designated transferee or transferees, one or more new securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

If the securities of any series are to be redeemed, the Issuer is not required to:

•

register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day the Issuer transmits a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Satisfaction and Discharge; Defeasance

The obligations of the Issuer and Parent may be satisfied and discharged with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable within one year, at maturity or by redemption, sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series.

In addition, and to certain additional conditions, if the Issuer irrevocably deposits, or causes to be deposited, with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the Issuer’s option:

•	the Issuer and Parent will be discharged from their obligations with respect to the debt securities of such series; or

•

the Issuer and Parent will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to the Issuer or to Parent.

To exercise the defeasance option, the Issuer must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent related to the defeasance have been complied with.

Concerning the Trustee

The trustee, The Bank of New York Mellon, has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

The following description of certain terms of Parent’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, Parent’s restated certificate of incorporation (the “Certificate of Incorporation”), Parent’s bylaws, as amended (the “Bylaws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain the Certificate of Incorporation and the Bylaws, see “Where You Can Find More Information.”

Common Stock

Under the Certificate of Incorporation, Parent is authorized to issue up to 12 billion shares of common stock, par value $0.05 per share. The common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of Parent’s stock. Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to vote of Parent’s stockholders. The holders of common stock are entitled to receive dividends, if any, as and when may be declared from time to time by the Board of Directors of Parent out of funds legally available therefor. Upon liquidation, dissolution or winding up of Parent’s affairs, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in Parent’s net assets available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable. As of April 30, 2025, there were 5,685,365,587 shares of Parent’s common stock outstanding. The common stock is traded on the NYSE under the trading symbol “PFE.”

The prospectus supplement relating to any common stock being offered will include specific terms relating to the offering.

Preferred Stock

Under the Certificate of Incorporation, Parent is authorized to issue up to 27 million shares of preferred stock, without par value. The preferred stock may be issued in one or more series, and the Board of Directors of Parent is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of April 30, 2025, there were no shares of preferred stock issued and outstanding.

The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Anti-takeover Effects of the Certificate of Incorporation, Bylaws and Delaware Law

Certificate of Incorporation and Bylaws. Various provisions contained in the Certificate of Incorporation and the Bylaws could delay or discourage some transactions involving an actual or potential change in control of Parent or a change in Parent’s management and may limit the ability of Parent’s stockholders to remove current management or approve transactions that Parent’s stockholders may deem to be in their best interests. Among other things, these provisions:

•

limit the right of stockholders to call special meetings of stockholders to holders of at least 10% of the total number of shares of stock entitled to vote on the matter to be brought before the proposed special meeting;

•	authorize the Board of Directors of Parent to establish one or more series of preferred stock without stockholder approval;

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authorize the Board of Directors of Parent to issue dividends in the form of stock purchase or similar rights, including rights that would have the effect of making an attempt to acquire us more costly;

•	grant to the Board of Directors of Parent, and not to the stockholders, the sole power to set the number of directors;

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require that any action required or permitted to be taken by Parent’s stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing; and

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subject to the rights of the holders of any one or more series of preferred stock then outstanding, allow Parent’s directors, and not its stockholders, to fill vacancies on the Board of Directors of Parent, including vacancies resulting from the removal of one or more directors or an increase in the number of directors constituting the whole Board of Directors of Parent.

Delaware Law. Parent is a Delaware corporation and consequently is also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless (a) the interested stockholder attained such status with the approval of the corporation’s board of directors, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving the corporation and the “interested stockholder” and the sale of more than 10% of the corporation’s assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of the corporation’s outstanding voting stock, and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 of the DGCL makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by the Board of Directors of Parent, and, as a result, could discourage attempts to acquire us, which could depress the market price of our common stock.

DESCRIPTION OF OTHER SECURITIES

We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, purchase contracts, purchase units or guarantees (other than guarantees by Parent of debt securities issued by Pfizer Singapore or Pfizer Netherlands) that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

Parent, Pfizer Singapore, Pfizer Netherlands and any selling securityholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

In addition, Parent, Pfizer Singapore, Pfizer Netherlands or any selling securityholder, may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Parent, Pfizer Singapore, Pfizer Netherlands and any selling securityholder may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

LEGAL MATTERS

Margaret M. Madden, Parent’s Senior Vice President and Corporate Secretary, Chief Governance Counsel, will pass upon the validity of the securities for us. Ms. Madden beneficially owns, or has the right to acquire under our employee benefit plans, an aggregate of less than 1% of the outstanding shares of Parent’s common stock.

EXPERTS

The consolidated financial statements of Parent and Subsidiary Companies as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Parent files annual, quarterly and special reports, proxy statements and other information with the SEC. Parent’s SEC filings are available at the Internet website maintained by the SEC at http://www.sec.gov. The filings are also available on Parent’s website at http://www.pfizer.com.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.

•	Parent’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 27, 2025;

•	Parent’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2025, filed on May 5, 2025;

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Portions of Parent’s Definitive Proxy Statement on Schedule 14A, filed on March  13, 2025, that are incorporated by reference into Part III of Parent’s Annual Report on Form 10-K for the year ended December 31, 2024;

•	Parent’s Current Reports on Form 8-K, filed on April 28, 2025 and April 29, 2025 (soleley with respect to Item 2.05); and

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The description of Parent’s common stock set forth in Exhibit 4.26 to Parent’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 27, 2025, and including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference any future filings made by Parent with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered by this prospectus are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Senior Vice President and Corporate Secretary

Pfizer Inc.

66 Hudson Boulevard East,

New York, New York 10001-2192

(212) 733-2323

The information contained on our website, our Facebook, YouTube and LinkedIn Pages or our X (formerly known as Twitter) accounts does not, and shall not be deemed to, constitute a part of this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES AND SERVICE OF PROCESS

The indentures and debt securities of both Pfizer Singapore and Pfizer Netherlands will be governed by New York law. Pfizer Singapore is a private company limited by shares incorporated under the laws of the Republic of Singapore and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities it has issued and may issue in the future that are fully and unconditionally guaranteed by Parent. Pfizer Netherlands is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, with its official seat (statutaire zetel) in Rotterdam, the Netherlands, and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities it may issue in the future that are fully and unconditionally guaranteed by Parent. In addition, some of the directors, and all or a substantial portion of the assets of Pfizer Singapore and Pfizer Netherlands, are, or will be located, outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Pfizer Singapore or Pfizer Netherlands or to enforce against Pfizer Singapore or Pfizer Netherlands in United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Pfizer Singapore and Pfizer Netherlands have, however, agreed to appoint Parent to be their authorized agent for service of process with respect to actions based on offers and sales of debt securities made in the United States and other violations of United States securities laws.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of Singapore under the common law.

Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against Pfizer Singapore and its directors. Singapore courts may not recognize or enforce judgments against Pfizer Singapore and its directors to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is inconsistent with a prior local judgment, contravenes public policy, or amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

The Netherlands

If a judgment is obtained in a court in the United States against Pfizer Netherlands or our directors you will need to enforce such judgment in jurisdictions where Pfizer Netherlands (if any) or the relevant director has assets. It could be difficult or impossible for you to bring an action against Pfizer Netherlands or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against Pfizer Netherlands’ assets (if any) or the assets of our directors. While the enforceability of United States court judgments outside the

United States is described below for the Netherlands, you should consult with your own advisors as needed to enforce a judgment in the Netherlands or elsewhere outside the United States.

There is no treaty regarding the reciprocal recognition and enforcement of judicial decisions (other than arbitration awards) in civil and commercial matters between the United States and the Netherlands. With respect to choice of court agreements in civil or commercial matters, the Hague Convention on Choice of Court Agreements has entered into force for the Netherlands but not for the United States. Furthermore, the Hague Convention on Choice of Court Agreements does not apply to one-sided exclusive jurisdiction clauses. Therefore, an executable judgment rendered by any competent federal or state court in the United States, would not be automatically recognized or enforceable in the Netherlands unless the underlying claim is re-litigated before a Dutch court of competent jurisdiction. However, a final judgment obtained in a competent federal or state court in the United States, and not rendered by default, which is not subject to appeal or other means of contestation and is enforceable in the United States with respect to the payment of obligations of a Dutch company (such as Pfizer Netherlands) under documents expressed to be subject to the laws of the State of New York would generally be upheld and be regarded by a Dutch court as conclusive evidence when asked to render a judgment in accordance with the judgment rendered by a competent federal or state court in the United States, without substantive re-examination or re-litigation of the merits of the subject matter thereof, if (i) that judgment has been rendered by a court of competent jurisdiction, in accordance with the principles of due justice, its contents and enforcement do not conflict with Dutch public policy (openbare orde) and it has not been rendered in proceedings of a criminal law or revenue or other public law nature, (ii) the jurisdiction of the competent court has been based on grounds that are internationally acceptable, (iii) the judgment was rendered in legal proceedings that comply with the standards of the proper administration of justice that includes sufficient safeguards (behoorlijke rechtspleging) and (iv) the judgment is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for acknowledgement in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. If a Dutch court upholds and regards as conclusive evidence the final judgment of the U.S. court, the Dutch court will generally grant the same judgment without litigating again on the merits. Even if a judgment of a court in the United States is given conclusive effect, a claim based thereon may, however, still be rejected if the judgment is no longer enforceable. Moreover, if a judgment of a court in the United States is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until such judgment will have become final, refuse recognition under the understanding that recognition can be asked again once such judgment of the court of the United States will have become final, or impose as a condition for recognition that security is posted.

Any enforcement of foreign judgments in the Netherlands will be subject to the applicable rules of civil procedure in the Netherlands. A Dutch court has the authority to make an award in a foreign currency. However, enforcement against assets in the Netherlands of a judgment for a sum of money expressed in foreign currency would be executed in Dutch legal tender and the applicable rate of exchange prevailing at the date of payment.

A Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

Enforcement of obligations before a Dutch court will be subject to the degree to which the relevant obligations are enforceable under their governing law, to the nature of the remedies available in Dutch courts, the acceptance by such courts of jurisdiction, the effect of provisions imposing prescription periods and to the availability of defenses such as set off (unless validly waived) and counter-claim; specific performance may not always be awarded. Finally, according to Dutch law, under certain conditions, a company may elect a domicile that is different from its actual domicile. However, Pfizer Netherlands’ Dutch counsel is not aware of any statutory or case law confirming this includes the ability for the Issuer to validly elect a domicile outside the Netherlands for service of process purposes.